UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ZILLOW GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Letter from our Chief Executive Officer and Executive Chairman

Seattle, Washington
April 16, 2024

Dear Zillow Group Shareholder,

On behalf of the Board of Directors, we invite you to attend the 2024 Annual Meeting of Shareholders of Zillow Group, Inc., which will be held on June 3, 2024, at 2:00 p.m. (Pacific Time). The virtual-only Annual Meeting will be accessible at meetnow.global/MSKHX4L, where you will be able to listen to the meeting live, submit questions, and vote online. Our Board of Directors has fixed the close of business on March 25, 2024, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Notice of Annual Meeting and this Proxy Statement contain details of the business to be conducted at the Annual Meeting. This Proxy Statement is first being sent to shareholders on or about April 16, 2024. As further described in this Proxy Statement, our Board of Directors recommends that you vote FOR each of the proposals.

Your vote is very important, and we encourage you to please vote your shares promptly, whether or not you expect to attend the Annual Meeting. You may vote online or by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. In addition, shareholders of record may vote online during the Annual Meeting by visiting meetnow.global/MSKHX4L and following the instructions found on your proxy card.

On behalf of our Board of Directors, thank you for your continued investment in Zillow Group.

Sincerely,

Richard N. Barton Co-founder, Chief Executive Officer and Director	Lloyd D. Frink Co-founder, Executive Chairman and President

Notice of 2024 Annual Meeting of Shareholders

1301 Second Avenue, Floor 36
Seattle, WA 98101

The 2024 Annual Meeting of Shareholders of Zillow Group, Inc. (the “Annual Meeting”) will be held on June 3, 2024, at 2:00 p.m. (Pacific Time) in a virtual-only format at meetnow.global/MSKHX4L, for the following purposes:
1.    To elect four Class I directors (Erik Blachford, Gordon Stephenson, Claire Cormier Thielke, and J. William Gurley), each nominated by our Board of Directors to serve until the 2027 Annual Meeting of Shareholders;
2.    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.    To approve, on an advisory basis, the compensation of our named executive officers; and
4.     To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of Zillow Group, Inc. has fixed the close of business on March 25, 2024, as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record of our Class A and/or Class B common stock as of the close of business on the Record Date are entitled to notice of, to attend, and to vote at the Annual Meeting. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). Shareholders of record of our Class C capital stock are not entitled to notice of, to attend, or to vote at the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

To be admitted to the Annual Meeting at meetnow.global/MSKHX4L, you must enter the control number found on your proxy card, voting instruction form, or notice. If your shares are held in the name of a broker, trust, bank, or other nominee that holds your shares, and you do not have a control number, you must register in advance with our transfer agent, Computershare, to attend the Annual Meeting. You may participate in the Annual Meeting, submit appropriate questions in writing before and during the Annual Meeting, and vote before and during the Annual Meeting by following the instructions available on the meeting website.

In accordance with Securities and Exchange Commission rules, we intend to send a Notice of Internet Availability of Proxy Materials on or about April 16, 2024, and provide access to our proxy materials online on that date to the holders of record of our Class A and Class B common stock as of the close of business on the Record Date.

By order of the Board of Directors,

Bradley D. Owens
Senior Vice President, General Counsel, and Corporate Secretary
Seattle, WA
April 16, 2024
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Shareholders to be Held on June 3, 2024

This Zillow Group, Inc. Proxy Statement and the 2023 Annual Report of Zillow Group, Inc. are available at:
https://investors.zillowgroup.com/investors/financials/annual-reports-and-proxies/default.aspx

As used in this Proxy Statement, the terms “Zillow Group,” “the Company,” “we,” “us” and “our” refer to Zillow Group, Inc., unless the context indicates otherwise. In addition, on February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, Inc. (“Zillow Group,” the “Company,” “we,” “us,” or “our”), each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. Unless otherwise noted, executive officer positions and directorships of the Company were held continuously with Zillow before the Trulia transaction and with Zillow Group after the Trulia transaction.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” outlook,” “guidance,” “would,” “could,” “target,” “commit,” or similar expressions constitute forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) and in Zillow Group’s other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.
NOTE REGARDING INDUSTRY AND MARKET DATA
This Proxy Statement contains market and industry data that are based on our own internal estimates and research, as well as independent industry publications, trade or business organizations, and other statistical information from third parties. Third-party information generally states that the information contained therein has been obtained from sources believed to be reliable. While we are not aware of any misstatements regarding this third-party information, we have not independently verified any of the data from third-party sources, nor have we validated the underlying economic assumptions relied on therein. The content of, or accessibility through, these market and industry data sources, except to the extent specifically set forth in this Proxy Statement, does not constitute a portion of this report and is not incorporated herein, and any sources are an inactive textual reference only.
NO INCORPORATION BY REFERENCE
This Proxy Statement includes website addresses and references to additional materials found on those websites, including the Company’s website. These websites and materials are not incorporated by reference herein or in any of our other filings with the SEC.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read this entire Proxy Statement carefully before voting.

Annual Shareholder Meeting
Date: June 3, 2024	Record Date: March 25, 2024	Voting: Shareholders of our Class A common stock and Class B common stock as of the close of business on the Record Date are entitled to vote.
Time: 2:00 p.m. (Pacific Time)	Mailing Date: This Proxy Statement was first mailed to shareholders on or about April 16, 2024.
Virtual Meeting Website: meetnow.global/MSKHX4L	Meeting Agenda: This meeting will cover the proposals listed under Voting Matters and Vote Recommendations below, and any other business that may properly come before the meeting.

The Board believes utilizing a virtual-only format provides the opportunity for participation by a broader group of shareholders while reducing the costs associated with planning, holding, and arranging logistics for an in-person meeting. This balance allows the meetings to remain focused on matters directly relevant to the interests of shareholders in a way that recognizes the value to shareholders of an efficient use of our company resources. The virtual format is also consistent with our culture which supports the flexible workplace philosophy that we afford our employee population. In order to provide shareholders with an experience as close as possible to an in-person format, we:

•provide shareholders with the ability to submit appropriate questions in advance of the meeting;
•provide shareholders with the ability to submit appropriate questions in real time via the meeting website;
•answer as many questions submitted in accordance with the meeting rules of conduct as possible during the time allotted for the meeting, without discrimination; and
•offer separate engagement opportunities with shareholders on appropriate matters related to the duties and responsibilities of the Board or corporate governance.

 Voting Matters and Vote Recommendations

	Board Recommends	See Page
Management Proposals
Election of four Class I directors	FOR	2
Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2024	FOR	22
Approval, on an advisory basis, of the compensation of our named executive officers	FOR	25

PROPOSAL 1: Election of Directors

Board Composition

As of March 25, 2024, the Zillow Group Board of Directors (the “Board”) was composed of ten members, divided into three classes and with standing required Board committee composition as follows:

Name	Current Term Expires	Principal Occupation	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Governance Committee
Class I
Erik Blachford*	2024	Founder, Blachford Capital LLC	57	2005
J. William Gurley*	2024	General Partner, Benchmark Capital	57	2024
Gordon Stephenson*	2024	Co-founder, Principal and Designated Broker, Real Property Associates	58	2005
Claire Cormier Thielke*	2024	Chief Investment Officer, Asia, Prologis, Inc.	38	2020
Class II
Richard N. Barton	2025	Co-founder and CEO, Zillow Group, Inc.	56	2004
Lloyd D. Frink	2025	Co-founder, Executive Chairman and President, Zillow Group, Inc.	59	2004
April Underwood*	2025	Managing Director and Co-founder, Adverb Ventures	43	2017
Class III
Amy C. Bohutinsky*	2026	Venture Partner, TCV	49	2018
Jay C. Hoag*	2026	Founding General Partner, TCV	65	2005
Gregory B. Maffei*	2026	President and CEO, Liberty Media Corporation	63	2005
___________

Committee Chairperson	*	Independent Director
Committee Member		Financial Expert
ELECTION OF DIRECTORS
Upon the recommendation of the nominating and governance committee, the Zillow Group Board appointed Mr. Gurley to serve as a Class I director on January 6, 2024. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Mr. Gurley’s initial term of board service will expire at the 2024 Annual Meeting of Shareholders. As a result, Mr. Gurley is being presented for shareholder consideration at the 2024 Annual Meeting.

If elected at the Annual Meeting, Mr. Blachford, Mr. Gurley, Mr. Stephenson, and Ms. Thielke (collectively, the “Class I Directors”) will serve on the Board until the Annual Meeting of Shareholders in 2027, or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation, or retirement. Proxies will be voted in favor of the Class I Directors unless the shareholder indicates otherwise on the proxy. The Class I Directors each currently serve as a director, have consented to being named as nominees in this Proxy Statement, and have agreed to serve if elected. The Board expects that each of the nominees will be able to serve, but if any nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the Board unless the Board chooses to reduce the number of directors serving on the Board.
The following section presents certain biographical information for current members of the Board, as well as summaries of each director’s key qualifications and expertise most relevant to the decision to nominate the person for service on the Board.
Erik Blachford
✓    Founder, Blachford Capital LLC
✓    Nominating and Governance Committee (Member)
✓    Independent Director
Qualifications/Expertise:
•Corporate Strategy
•Finance
•Entrepreneur
•Operational Management
•Technology Industry
•Corporate Governance
Erik Blachford (age 57) has served on the Board since May 2005. Mr. Blachford is an independent venture capital investor and advisor with a primary focus on consumer technology and travel companies. He founded Blachford Capital LLC in 2021. Mr. Blachford has also served as a partner at Narrative Fund Management LLC, a private venture capital firm, since November 2019, and consulted as a venture partner at Technology Crossover Ventures, a private equity and venture capital firm (“TCV”), from March 2011 until September 2021. He previously served on the board of directors of Peloton Interactive, Inc., a public interactive fitness platform, from April 2015 until February 2022; Nerdy, Inc., a public online instruction platform, from October 2021 until August 2022; Liftopia, Inc., a private online ski lift ticket booking service, from December 2011 until August 2020; Siteminder Limited, a private online hotel distribution and connectivity platform, from December 2013 until January 2020; and TourRadar, a private online travel booking service, from July 2018 until March 2020. Mr. Blachford has been an active independent investor in a variety of early-stage private companies and has held other leadership and board of director positions at various other publicly and privately held companies.
Current Other Company Board Service:
•Busbud Inc. (a private online travel booking service), since September 2017
Education:
•Bachelor of Arts in English and Certificate in Theater, Princeton University
•Master of Business Administration, Columbia University Graduate School of Business
•Master of Fine Arts, San Francisco State University

J. William Gurley
✓    General Partner, Benchmark Capital
✓    Independent Director
Qualifications/Expertise:
•Corporate Strategy and Finance
•Technology Industry
•Corporate Governance
J. William Gurley (age 57) serves as a general partner of Benchmark Capital, a venture capital firm, which he joined in 1999. Previously, he served as a partner of Hummer Windblad Venture Partners, a venture capital firm; a research analyst for Credit Suisse First Boston, an investment bank; and a design engineer at Compaq Computer Corporation, a manufacturer of computers and related components.

Mr. Gurley previously served on the board of directors of Zillow Group, Inc. (including its predecessor, Zillow, Inc.) from 2005 to 2015.
Current Other Company Board Service:
•Stitch Fix, Inc. (public fashion personalization company), since August 2013; currently serves on the Nominating and Corporate Governance Committee and as Chair of the Audit Committee
•Nextdoor Holdings, Inc. (public social networking company), since November 2021; currently serves on the Nominating, Corporate Governance and Corporate Responsibility Committee
Education:
•Bachelor of Science in Computer Science, University of Florida
•Master of Business Administration, University of Texas

Gordon Stephenson
✓    Co-founder, Principal and Designated Broker, Real Property Associates
✓    Audit Committee (Member)
✓    Nominating and Governance Committee (Chair)
✓    Independent Director
Qualifications/Expertise:
•Real Estate Industry
•Finance
•Operational Management
Gordon Stephenson (age 58) has served as a member of the Board since May 2005. Mr. Stephenson co-founded Real Property Associates (“RPA”), an independent real estate brokerage, property management, and development company, in 1991 and currently serves as Principal and Designated Broker. Prior to founding RPA, Mr. Stephenson was an associate broker with Prudential MacPhersons and Windermere Real Estate, both of which are real estate sales and brokerage companies based in Seattle, Washington. Mr. Stephenson previously served on the board of directors of Anchor Bancorp, a bank holding company, and its wholly owned subsidiary, Anchor Bank, a community-based savings bank, from September 2016 to November 2018.
Current Other Company Board Service:
•Pure Watercraft Incorporated (a private electric boat company), since June 2017
Education: Bachelor of Arts in Economics, Stanford University

Claire Cormier Thielke
✓ Chief Investment Officer, Asia, Prologis, Inc.
✓ Audit Committee (Member)
✓ Independent Director
Qualifications/Expertise:
•Real Estate Industry
•Finance
•Operational Management
Ms. Thielke (age 38) has served as a member of the Board since October 2020. Ms. Thielke has served as Chief Investment Officer, Asia, of Prologis, Inc., a public real estate investment trust company, since September 2023. Prior to that, she held various roles at Hines, a private real estate investment, development, and management firm, from 2009 to September 2023, including Country Head, Hines Greater China from June 2021 to August 2023, and Senior Managing Director, Hines Asia Pacific from January 2019 to June 2021. She is also a member of Stanford University’s adjunct faculty, lecturing on the intersection of technology, institutional investment, and real estate assets. Ms. Thielke has served on boards including Memorial City Bank, a private bank, from 2011 to 2015, where she was chair of the audit committee; Legacy Community Health, a nonprofit Federally Qualified Health Clinic system, from 2010 to 2018; and Buffalo Bayou Partnership, a nonprofit organization, from 2011 to 2019.
Current Other Company Board Service: None

Education:
•Bachelor of Arts in Urban Planning, Stanford University
•Master of Science in Construction Management, Stanford University
•Degree of Engineer, Civil Engineering Ph.D. Department, Stanford University

The Board of Directors Recommends a Vote “FOR” Each of the Board’s Nominees.

Directors Continuing in Office Until the 2025 Annual Meeting of Shareholders

Richard N. Barton
✓    Co-founder and Chief Executive Officer, Zillow Group, Inc.
Qualifications/Expertise:
•Co-founder and CEO Leadership
•Technology Industry
•Entrepreneur
•Operational Management
•Corporate Governance
Richard N. Barton (age 56) is our co-founder and has served as Chief Executive Officer since February 2019. Mr. Barton has been a member of our Board since inception in December 2004, served as Chief Executive Officer from inception until September 2010, and served as Executive Chairman from September 2010 to February 2019. Mr. Barton served as a venture partner at Benchmark, a venture capital firm, from February 2005 through September 2018. Prior to co-founding our Company, Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994. Microsoft spun out the group as Expedia, Inc., an online travel company ("Expedia") in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer, and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and served as Non-Executive Chairman of Glassdoor, a job search and data site, from June 2007 through the company’s acquisition in June 2018. Mr. Barton also previously served on the board of directors of Altimeter Growth Corp., a special purpose acquisition company, from September 2020 to December 2021, and Altimeter Growth Corp. 2, a special purpose acquisition company, from January 2021 to March 2022.
Current Other Company Board Service:
•Netflix, Inc. (a public online media subscription provider), since 2002; currently serves on the Audit Committee
•Qurate Retail, Inc. (formerly Liberty Interactive Corporation) (a public holding company of businesses in the electronic retailing, media, communications, and entertainment industries), since 2016; currently serves on the Nominating and Corporate Governance Committee
Education: Bachelor of Science in General Engineering: Industrial Economics, Stanford University

Lloyd D. Frink
✓    Co-founder, Executive Chairman and President, Zillow Group, Inc.
Qualifications/Expertise:
•Co-founder and Executive Leadership
•Corporate and Product Strategy
•Mobile and Internet Industry
•Entrepreneur
•Operational Management
•Corporate Governance
Lloyd D. Frink (age 59) is our co-founder and has served as Executive Chairman since February 2019, as a member of the Board since inception in December 2004, and as President since February 2005. Mr. Frink previously served as Vice Chairman from March 2011 to February 2019, Chief Strategy Officer from September 2010 to March 2011, Treasurer from December 2009 to March 2011, and as Vice President from December 2004 to February 2005. From 1999 to 2004, Mr. Frink was at Expedia, where he held many leadership positions, including Senior Vice President, Supplier Relations from 2003 to 2004, during which he managed the air, hotel, car, destination services, content, merchandising, and partner marketing groups. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, a technology company, where he was part of the founding Expedia team and a Group Program Manager from 1991 to 1995 and 1997 to 1999.
Current Other Company Board Service:
•JustEatTakeAway.com (formerly GrubHub, Inc.) (a public online and mobile food-ordering company), since 2013
Education: Bachelor of Arts in Economics, Stanford University

April Underwood
✓    Managing Director and Co-founder, Adverb Ventures
✓    Founding Partner, #ANGELS angel investing collective
✓    Compensation Committee (Member)
✓    Independent Director
Qualifications/Expertise:
•Technology, Product Development, and Engineering Innovation
•Consumer Engagement
•Technology Industry
•Marketing
•Entrepreneur
•Corporate Strategy
April Underwood (age 43) has served as a member of the Board since February 2017. In February 2023, Ms. Underwood co-founded Adverb Ventures, a venture capital firm. She previously co-founded #ANGELS, a women-owned and operated angel-investing collective focused on helping grow technology startups in 2015, and continues to serve as a founding partner. Previously, she served in multiple leadership roles at Slack Technologies, Inc., a cloud-based software company that builds professional collaboration tools, including as Chief Product Officer from March 2018 to February 2019, as Vice President of Product from December 2015 to March 2018, and as Head of Platform from July 2015 to December 2015. Following her tenure at Slack, Ms. Underwood served as founder and Chief Executive Officer of Nearby HQ from May 2020 to December 2021; as a venture partner at Obvious Ventures, a private venture capital firm, from March 2020 to December 2021; and as founder and Chief Executive Officer of Wise Owl, a growth advisory company, from November 2019 to December 2021. Prior to joining Slack Technologies, Inc., she was Director of Product at Twitter, Inc., a social media and communications company, from April 2010 to February 2015. Prior to joining Twitter, Inc., Ms. Underwood held various product and engineering roles at Google, Travelocity, and Intel. She also previously served on the board of directors of TPB Acquisition Corp., a special purpose acquisition company, from March 2021 until February 2023.
Current Other Company Board Service:
•Eventbrite, Inc. (a public global self-service ticketing platform for live experiences), since June 2022; currently serves on the Audit Committee
Education:
•Bachelor of Business Administration in Management Information Systems and Business Honors, University of Texas - Austin
•Master of Business Administration, University of California - Berkeley (Haas)

Directors Continuing in Office Until the 2026 Annual Meeting of Shareholders

Amy C. Bohutinsky
✓    Venture Partner, TCV
✓    Compensation Committee (Member)
✓    Nominating and Governance Committee (Member)

✓    Independent Director
Qualifications/Expertise:
•Prior Zillow Group Executive Leadership - COO and CMO
•Real Estate Industry
•Corporate Strategy
•Brand Builder
•Operational Management
Amy C. Bohutinsky (age 49) has been a member of our Board since October 2018. Ms. Bohutinsky has served as a consultant and venture partner for funds at TCV since June 2019. Ms. Bohutinsky previously held a number of leadership roles with Zillow Group, including Chief Operating Officer from August 2015 to January 2019, Chief Marketing Officer from March 2011 to August 2015, Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications from August 2008 to September 2010, and Director of Communications from August 2005 to August 2008. Ms. Bohutinsky served on the boards of directors of Pencil and Pixel, Inc., dba Modsy, a private online interior design platform, from September 2020 to July 2022; The Gap, Inc., a public global retailer, from November 2018 to September 2020; Hotel Tonight, Inc., a private mobile-based hotel booking service, from August 2014 to April 2019; and Avvo, Inc., a private online marketplace for legal services, from June 2014 to March 2018.
Current Other Company Board Service:
•Duolingo (a public online language-learning platform), since June 2020; currently serves on Audit, Risk and Compliance Committee and Nominating and Corporate Governance Committee
•Translation Enterprises, Inc., dba UnitedMasters (a private music distributor), since November 2021
Education: Bachelor of Arts in Journalism and Mass Communication, Washington & Lee University

Jay C. Hoag
✓    Founding General Partner, TCV
✓    Compensation Committee (Chair)
✓    Independent Director
Qualifications/Expertise:
•Corporate Strategy
•Finance and Accounting
•Risk Management
•Corporate Governance
•Executive Compensation
•Talent and Leadership Development
Jay C. Hoag (age 65) has served as a member of the Board since October 2005. Mr. Hoag co-founded TCV in 1995 and continues to serve as a Founding General Partner. He has also been involved in a large number of technology investments, including Airbnb, Altiris (acquired by Symantec), Ascend Communications (acquired by Lucent Technologies), CNET, Expedia, Facebook, Fandango (acquired by Comcast), Intuit, Netflix, Peloton, and Sybase, among others. Previously, Mr. Hoag has served on the boards of directors of numerous other public and private companies, including Electronic Arts, Inc., a public interactive entertainment software company, from 2011 to 2021; Prodege, a privately held holding company of consumer loyalty websites and mobile apps, from 2014 to December 2021; and TechTarget, Inc., a public data and marketing company, from 2004 to 2016. He currently serves on the boards of directors of several universities, as well as the public companies listed below.
Current Other Company Board Service:
•Netflix, Inc. (a public online media subscription service provider), since 1999; currently serves as chair of the Nominating and Governance Committee and lead independent director
•Peloton Interactive, Inc. (a public interactive fitness platform), since August 2018; currently serves as chair of the Compensation Committee
•TripAdvisor, Inc. (a public online travel company), since February 2018; currently serves as a member of the Compensation Committee

Education:
•Bachelor of Arts in Economics and Political Science, Northwestern University
•Master of Business Administration, University of Michigan

Gregory B. Maffei
✓    President and Chief Executive Officer, Liberty Media Corporation
✓    Audit Committee (Chair)
✓    Independent Director
Qualifications/Expertise:
•Finance and Accounting
•Capital Markets
•Operational Management
•Corporate Strategy
•Corporate Governance
•Public Media and Communications
•Compliance and Risk Management
Gregory B. Maffei (age 63) has served as a member of the Board since May 2005. Mr. Maffei has served as a director, President and Chief Executive Officer of Liberty Media Corporation (including its predecessor), a digital media and e-commerce company, since May 2007 and currently serves as a member of the executive committee. Mr. Maffei has served as Chairman of the Board of Directors, President, and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc., a public holding company of online travel service companies, since July 2013. He has served as a director, President and Chief Executive Officer of Liberty Broadband Corporation, a telecommunications company, since June 2014. He has also served as a director, President, and Chief Executive Officer of Atlanta Braves Holdings, Inc., a public sports and real estate holding company, since December 2022. He previously served as President and Chief Executive Officer of Qurate Retail, Inc. (and its predecessor) from February 2006 to March 2018; and as President and Chief Executive Officer of GCI Liberty, Inc. from March 2018 until its combination with Liberty Broadband Corporation in December 2020. Mr. Maffei previously served as Chairman of the Board of Pandora Media, Inc., a personalized internet radio and music discovery provider, from September 2017 until February 2019, and as a board member of Liberty Media Acquisition Corp, a special purpose acquisition company, from November 2020 to December 2022.
Current Other Company Board Service:
•Charter Communications, Inc. (a public live entertainment and e-commerce company), since May 2013
•Liberty Broadband Corporation (a public telecommunications company), since June 2014; currently serves on the Executive Committee
•Live Nation Entertainment, Inc. (a public live entertainment and e-commerce company), since February 2011; currently serves as Chairman of the Board
•Qurate Retail, Inc. (a public holding company of businesses in the electronic retailing, media, communications and entertainment industries), since November 2005; currently serves as Executive Chairman of the Board and as a member of the Executive Committee
•Sirius XM Holdings, Inc. (a public satellite radio company), since 2009; currently serves as Chairman of the Board
•TripAdvisor, Inc. (a public online travel company), since February 2013; currently serves as Chairman of the Board and as a member of the Compensation Committee and Executive Committee
Education:
•Bachelor of Arts, Dartmouth College
•Master of Business Administration, Harvard Business School

CORPORATE GOVERNANCE
Corporate Governance Overview
At Zillow Group, we believe all employees and directors have a shared responsibility to maintain a culture of integrity. We view our corporate governance practices and policies as important drivers of our culture. Highlights of our corporate governance practices and policies include:
•Three standing Board committees: (1) audit; (2) compensation; and (3) nominating and governance. All members of each Board committee are independent.
•Eight independent directors.
•Executive chairperson separate from Chief Executive Officer role.
•Independent directors meet periodically without management in executive sessions.
•Board evaluations conducted on an ongoing basis in addition to formal Board evaluations. For 2023, formal Board evaluations included interviews conducted by our Corporate Secretary and General Counsel with each director.
•Director orientation provided to all new Board members.
Board and Committee Meetings
Our Board and its committees meet throughout the year on a set schedule and, from time to time, hold special meetings and act by unanimous written consent. During 2023 (including virtual and telephonic meetings):
•the Board held six meetings;
•the audit committee held four meetings;
•the compensation committee held four meetings; and
•the nominating and governance committee held no meetings.
During 2023, each incumbent member of Zillow Group’s Board attended 75% or more of the aggregate number of meetings of the Board and committees on which they served that were held during their term of service. We encourage all of our directors and nominees for director to attend our Annual Meeting of Shareholders. Four of Zillow Group’s directors attended the 2023 Annual Meeting of Shareholders.
Director Independence
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, and subject to specified exceptions, all members of its audit, compensation, and nominating and governance committees must be independent. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, investments, and affiliations, and upon the review and recommendation of our nominating and governance committee, our Board has determined that Mr. Blachford, Ms. Bohutinsky, Mr. Gurley, Mr. Hoag, Mr. Maffei, Mr. Stephenson, Ms. Thielke, and Ms. Underwood meet the applicable SEC and Nasdaq definitions of “independent” and do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making the independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and its subsidiaries and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In evaluating the independence of our directors, the Board also considered the following transactions, relationships, and arrangements that are not required to be disclosed in this Proxy Statement as transactions with related persons:
•Mr. Blachford and Mr. Barton are co-owners of a condominium.
•Mr. Gurley is a General Partner of Benchmark Capital, and is a direct or indirect, limited partner, or member of the general partners of various venture capital funds of Benchmark Capital that have been invested in by Mr. Barton and Mr. Frink. Mr. Barton’s and Mr. Frink’s capital commitments in these funds represents a de minimis share of the total committed capital of the funds.
•Mr. Hoag is the Founding General Partner of TCV, and is a direct or indirect director, limited partner, or member of the general partners of various private equity and venture capital funds of TCV that have been invested in by Mr. Barton, Mr. Wacksman, Mr. Maffei, and Ms. Bohutinsky, each either in their individual capacity or through an entity that they own and control. In 2022, Mr. Blachford transferred all of his limited partnership interests to Mr. Barton. Each of Mr. Barton and Mr. Wacksman’s capital commitments in these funds represent a de minimis share of the total committed capital of the funds. As a venture partner of TCV, Ms. Bohutinsky may also provide certain consulting or other services to TCV from time to time, for which she may receive indirect economic interests or value in certain investments by TCV's affiliated investment funds.
•Mr. Hoag and Mr. Barton serve on the board of directors of Netflix, Inc.
•Mr. Maffei is Chairman of the board of directors of TripAdvisor, Inc., where Mr. Hoag also serves as a director. Mr. Maffei is also the Chief Executive Officer and Chairman of the Board of Liberty TripAdvisor Holdings, Inc., which, as of April 25, 2023, held approximately a 20.6% equity interest and 56.1% voting interest in TripAdvisor, Inc.
•Mr. Maffei is Executive Chairman of the board of directors of Qurate Retail, Inc., where Mr. Barton also serves as a director.
•Real Property Associates, of which Mr. Stephenson is Principal and Designated Broker, participates in Zillow Group’s Premier Agent and Listing Showcase programs.
•Ms. Underwood is Managing Director and Co-founder of Adverb Ventures, a venture capital firm, in which Mr. Barton and Mr. Hoag (through their family offices) are limited partners in various of the limited partnership funds.
Board Leadership Structure
As reflected in our Corporate Governance Guidelines, a copy of which is posted on our website at https://investors.zillowgroup.com/investors/governance/governance-documents/default.aspx, our Board does not have a policy as to whether the offices of chair of the Board and Chief Executive Officer should be separate. Our Board believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for our Company. The Board believes that its current leadership structure, with Mr. Frink serving as Executive Chairman and Mr. Barton serving as Chief Executive Officer, is appropriate because it enables the Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility, the operational leadership and strategic direction of the Company. In addition, the Board benefits from the perspective and insights of Mr. Frink and Mr. Barton as a result of their extensive experience developing consumer-facing products and services and leading innovative, technology-driven companies. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.
Risk Oversight
The Board considers risk assessment and development of risk mitigation strategies to be a responsibility of the entire Board in consultation with the appropriate Board committees. The Board regularly engages in risk oversight on a broad range of matters, including challenges associated with strategic acquisitions, cybersecurity, regulatory and other legal and compliance matters. For more focused risk oversight, our Board committees are tasked with specific risk management roles as outlined below. Each committee generally reports on its activities to the full Board to enable the Board and its committees to coordinate their risk oversight roles.
•Audit Committee: Provides oversight concerning the Company's accounting and financial reporting processes; the independent auditor's qualifications, independence, and performance; the Company's internal audit function and performance of internal accounting and controls; and the Company's compliance with legal and regulatory requirements. Also oversees our major enterprise risks and the steps management has taken to monitor and control such exposure, including with respect to major financial risk exposures, including capital, regulatory and other requirements, and data privacy, cybersecurity and other topics related to information technology infrastructure.
•Compensation Committee: Provides oversight of our compensation philosophy and the objectives of our compensation programs, including the (a) oversight of the Company's compensation plans, policies and programs for executive officers and non-employee directors of the Board, (b) evaluation of whether our compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company, and (c) oversight of the Company's employee benefit plans, including its incentive compensation and equity compensation plans.
•Nominating and Governance Committee: Oversees risks associated with corporate governance and the composition of our Board, including the independence of Board members and identification and recommendation of candidates to serve on the Board. Also oversees evaluations of the Board and its Committees and management succession planning. Develops, reviews, monitors, and recommends to the Board corporate governance principles and policies applicable to Company risks, including sustainability-related risks such as environmental targets and initiatives and political engagement activities.
Our Enterprise Risk Management ("ERM") program, led by our head of enterprise risk, promotes visibility of our company-wide risks and their active and efficient management. The ERM program aims to create an ongoing, transparent, risk-aware culture that empowers management to make informed, data-driven, strategic business decisions that consider material risks critical to our business success and mission. In addition, the ERM program supports management to monitor risk exposures and evaluate whether efficient and effective risk management strategies, acceptance, and notification criteria are in place. We have also established an executive risk forum to align risk management priorities and resources, and to serve as a steering function to identify, discuss, and assess the key risks associated with our mission and objectives; monitor risk exposures; and oversee the implementation of risk management strategies. The forum meets on a regular basis, and its activities are overseen by the audit committee.
Board Committees
The Board currently has the following standing committees: audit, compensation, and nominating and governance. The Board may, from time to time, form a new committee or disband a current committee depending on the circumstances and needs of the Company. Each standing committee complies with the independence and other requirements established by applicable laws, regulations, and rules, including those promulgated by the SEC and Nasdaq. Membership of the standing committees is determined annually by the Board, with consideration given to the recommendation of the nominating and governance committee. Adjustments to committee assignments may be made at any time.
The Board has adopted a written charter for each standing committee. Shareholders may access a copy of each standing committee’s charter on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. A summary of the duties and responsibilities of each standing committee is set forth below.
Audit Committee
The current members of our audit committee are Claire Cormier Thielke, Gordon Stephenson, and Gregory B. Maffei, with Mr. Maffei serving as Chair. The primary responsibilities of the audit committee are to:
•oversee the integrity of our corporate accounting and financial reporting process, including internal accounting and financial controls, and audits of the financial statements;
•evaluate the independent auditor’s qualifications, independence and performance; engage and provide for the compensation of the independent auditor; and establish the policies and procedures for the retention of the independent auditor to perform any proposed permissible non-audit services;
•review and discuss with management and the independent auditor, as appropriate, our annual audited and quarterly unaudited financial statements;
•review and discuss with the independent auditor the responsibilities, functions and performance of the Company’s internal audit department, including internal audit plans, budget, staffing and the scope and results of internal audits;
•review our critical accounting policies, disclosure controls and procedures, and internal controls over financial reporting;
•discuss policies and practices with respect to risk assessment and risk management, including the Company’s major financial risks, data privacy, cybersecurity, and other topics related to information technology infrastructure, and the steps management has taken to monitor and control such exposure;
•establish and oversee certain compliance procedures and ethics compliance, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and
•review transactions with related persons that are disclosed under Item 404 of Regulation S-K.
Our Board has determined that each of our audit committee members meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Messrs. Maffei and Stephenson and Ms. Thielke is an audit committee financial expert as defined under the applicable rules and regulations of the SEC.
Compensation Committee
The current members of our compensation committee are Amy C. Bohutinsky, Jay C. Hoag, and April Underwood, with Mr. Hoag serving as Chair. The primary responsibilities of our compensation committee are to:
•review our overall compensation philosophy and policies relating to the compensation and benefits of our executive officers and employees;
•review and approve goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives, and set the compensation of these officers based on such evaluations;
•evaluate whether our incentive programs contain incentives for executive officers and employees to take risks that are reasonably likely to have a material adverse effect on the Company, and oversee and administer the Incentive Compensation Recoupment Policy (the “Clawback Policy”);
•oversee the administration and issuance of stock options, restricted stock units, and other awards under our equity incentive plans, including the Zillow Group, Inc. 2020 Incentive Plan (the “2020 Plan”), Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”), and the Zillow Group, Inc. 2019 Equity Inducement Plan (the“Inducement Plan”);
•review and discuss with management disclosures related to executive compensation in our annual and quarterly financial statements and annual proxy statement, as applicable; and
•oversee our compensation and benefit plans, policies and programs for our executive officers and non-employee directors.
As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the assessments made by the Chief Executive Officer, Executive Chairman, and Chief People Officer of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program.
Pursuant to its charter, the compensation committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2022 and 2023 executive compensation, the compensation committee engaged Compensia, a compensation consulting firm, to recommend a peer group for the purpose of conducting a market analysis of the total compensation of certain executive officers, to provide a share utilization rate and overhang analysis for equity awards based on the peer group, and to provide equity-based compensation expense comparisons to our peer group. In 2022, Compensia also advised the compensation committee on specific matters relating to a broad-based off-cycle retention award of restricted stock units and a stock option repricing for eligible executive and non-executive employees. In addition, the compensation committee considered market information available through Comptryx and Radford, each leading executive compensation data solutions companies, as well as data from the proxy statements of peer companies, as reference points in making certain executive compensation decisions for 2022 and 2023 consistent with the Company’s compensation philosophy. Compensia did not provide any other services to the compensation committee, management, or the Company in 2023 and only received fees from the Company on behalf of our compensation committee.

The compensation committee may form and delegate authority to subcommittees, and delegate authority to one or more designated members of the committee, in accordance with its charter. The charter also permits the compensation committee to delegate to one or more senior executive officers the authority to make certain grants of equity-based compensation to non-executive officer employees, subject to restrictions set forth in the charter and compliance with applicable laws. The Board has delegated to Mr. Barton, so long as he is acting as Chief Executive Officer of Zillow Group; Mr. Frink, so long as he is acting as Executive Chairman or President of Zillow Group; and Mr. Spaulding, so long as he is acting as Chief People Officer of Zillow Group; the authority to grant equity awards to non-executive officer employees under the 2020 Plan, subject to certain limitations. Pursuant to such authority, these individuals routinely act to grant equity awards to our non-executive officer employees.
Our Board has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of Nasdaq and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. For additional discussion of the processes and procedures the compensation committee has used to determine executive officer and non-employee director compensation, please refer to the sections titled “Compensation Discussion and Analysis - How We Set Executive Compensation” and “Director Compensation,” respectively.
Compensation Committee Interlocks and Insider Participation
None of the members of Zillow Group’s compensation committee in 2023 was, at any time during 2023 or at any other time in the past three years, an officer or employee of Zillow Group, and, except as described in the section titled “Certain Relationships and Related Person Transactions,” none had or has any relationships with Zillow Group that are required to be disclosed under Item 404 of Regulation S-K.
A compensation committee interlock can occur when an executive officer of one company: (1) serves on the compensation committee of another company, one of whose executive officers serves on the compensation committee or board of directors of the first company; or (2) serves as a director of another company, one of whose executive officers serves on the compensation committee of the first company. During 2023, none of Zillow Group’s executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of another company such that a compensation committee interlock arose.
Nominating and Governance Committee
The current members of our nominating and governance committee are Gordon Stephenson, Erik Blachford and Amy C. Bohutinsky, with Mr. Stephenson serving as Chair. The primary responsibilities of the nominating and governance committee are to:
•identify, approve, and recommend individuals qualified to become members of the Board in accordance with the director selection guidelines approved by the Board;
•oversee evaluations of our Board and its committees;
•develop procedures and recommend criteria for selection of the Board Chair and committee membership; and
•develop, periodically review, monitor, and recommend to the Board corporate governance principles and policies applicable to the Company, including sustainability-related matters.
The nominating and governance committee and the Board believe that having a board whose members represent diverse groups with a mix of skills and characteristics promotes innovation and long-term success. Representation — which we broadly construe to include age, professional experience, gender, race, ethnicity, and LGBTQ+ status, among other considerations — is one factor considered by the nominating and governance committee in determining the needs of the Board and evaluating director candidates to fill such needs. The director selection guidelines used by the nominating and governance committee to evaluate the Board’s composition and director candidates are included in the committee’s charter, which is available on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. Pursuant to the director selection guidelines, and to help ensure a well-balanced board, the nominating and governance committee considers the total mix of the Board’s composition and director candidates’ qualifications, including factors such as relevant industry knowledge, expertise in operations, financial acumen, and experience working with public companies. The nominating and governance committee does not have a formal policy with respect to diversity, but intends for the overall composition of the Board to comply with applicable laws, regulations, and exchange listing rules, and we currently meet both Nasdaq's Board Diversity Rule and the gender diversity requirements of the Washington Business Corporation Act. The nominating and governance committee has the authority to retain a search firm or other advisor to identify director candidates and to otherwise assist with the fulfillment of its duties.
The following table discloses diversity information concerning our directors as required by, and in satisfaction of, Nasdaq listing rules. The information is provided in aggregate form based on voluntary self-identification by each director collected in advance of the date of this proxy statement.

Board Diversity Matrix (as of April 16, 2024)
Total Number of Directors	10
	Female	Male
Number of Directors Based on Gender Identity	3	6
Did not Disclose Gender Identity	1
Number of Directors who identify in any of the categories below:
African American or Black	1	—
Alaskan Native or Native American	—	—
Asian	—	—
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	6
Two or More Races or Ethnicities	—	—
LGBTQ+	—
Did not Disclose Demographic Background	1
Our Board has determined that each member of the nominating and governance committee meets the requirements for independence under the applicable rules and regulations of Nasdaq and the SEC. Pursuant to its charter, the nominating and governance committee will also consider qualified director candidates recommended by our shareholders. The nominating and governance committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the Board. Shareholders can recommend director candidates by following the instructions outlined below in the section titled “Additional Information - Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting.” No nominations for director were submitted to the nominating and governance committee for consideration by any of our shareholders in connection with this year’s Annual Meeting.
Board Evaluations
Our Board and Board committees evaluate their effectiveness with respect to strategic planning, long-term operational and financial planning, risk management, and other responsibilities, on both an ongoing basis throughout each year and as part of formal evaluations directed by the nominating and governance committee. Ongoing engagement on Board effectiveness includes discussion led by our Executive Chairman and Chief Executive Officer on new practices or technologies that may enhance director collaboration, progress against strategic priorities, and interactions with management, as well as input from directors on meeting agendas and format.
For the 2023 evaluation cycle, interviews were conducted with each Board member via video conference by our Corporate Secretary and General Counsel. Interview topics included:
•the Board’s role in risk and strategic oversight of areas critical to the long-term success of the Company;
•management’s engagement, performance, and compensation;
•Board and committee structure and director skills;
•best practices to promote candor and rigorous decision making; and
•various other topics.
Interview results were then compiled by our Corporate Secretary and General Counsel and shared with the chair of the nominating and governance committee and Executive Chairman, as appropriate. The chair of the nominating and governance committee provided an overview of interview results to the Board at the June 2023 meeting for further consideration. Based on the results of the Board evaluation process, practices and approaches are modified by management, the Board, and Board committees, as appropriate, to further enhance the Board’s performance.
Director Orientation and Education
As set forth in our Corporate Governance Guidelines, Zillow Group strongly encourages and supports continuing education for directors. Director education begins with orientation for newly appointed or elected Board members. Director orientation is tailored to the skills and experiences of the individual, and commonly includes:
•meeting with the Company’s legal team to discuss director duties and expectations; Zillow Group’s corporate governance practices, including with respect to Regulation FD; and corporate governance policies such as our Code of Conduct and Code of Ethics;
•meeting with management, including the Chief Executive Officer, Chief People Officer, and other business leaders, to discuss the Company’s strategic priorities, culture and core values, operations, compensation philosophy and practices, among other matters;
•meetings with each Board member; and
•extensive supplemental materials, such as organizational charts, annual operating plans, corporate governance policies, sell-side analyst research and recent Board minutes and materials.
Director education is also provided throughout the year through presentations to, and discussions with, the Board and Board committees led by members of management, third-party consultants, our independent registered public accounting firm, and legal counsel, on topics such as information security, legal, accounting, and regulatory concepts and developments, company culture, and employee engagement.
Sustainability
We strive to lead transformative initiatives that have a positive social impact, promote equity, support environmental sustainability, and revolutionize our industry. Our sustainability strategy comprises five focus areas that enable our long-term business success: social impact and innovation, equity and belonging, employees and culture, environmental sustainability, and responsible business practices.
The nominating and governance committee of the Board is responsible for evaluating our sustainability-related risks and overseeing the Company’s sustainability strategy and initiatives in coordination with other Board committees. We published our first political engagement report in 2023 and recently published our annual sustainability report, which may be found on our Investor Relations website.
Our sustainability function, led by our Vice President of Corporate Social Responsibility, provides us with focus and clarity regarding sustainability strategies, risks, and opportunities. Sustainability risks are integrated into our enterprise risk management program, and our cross-divisional Executive Sustainability Council provides oversight of company-wide initiatives. The committee is responsible for setting and reviewing priorities and progress of the Company’s sustainability initiatives and promoting collaboration, implementation, coordination and alignment throughout the company. The executive-level committee meets quarterly, works closely with the Vice President of Corporate Social Responsibility, and reports to the nominating and governance committee of the Board.
Key highlights from our work on sustainability in 2023 include:
Social Impact & Innovation
•Racial Disparities in Housing dashboard: Launched online tool to illuminate the current landscape of racial inequalities in housing, at the local level, and how those inequalities have evolved over time.
•Helping renters better plan their budgets: Created Cost of Renting Summary to give renters insight into the financial obligations of renting.
•New social impact products for renters: Developed new solutions to help renters, including one that enables renters to have their on-time Zillow Rental Payments reported to a major credit bureau, and another that expands affordable rental listings on our platform.
•Engaging employees in giving back: Employees volunteered 4,030 hours in 2023; 2,094 of these volunteer hours were through the Zillow for Good (Z4G) Hub Partner Program, directly in service of communities experiencing housing insecurity. Launched Z4G Community Grants, enabling employees to nominate 10 nonprofits to each receive $10,000 grants.
•Corporate and employee giving: Zillow gave $1,013,019 in cash and in-kind donations, and employees donated $295,140. Corporate giving includes cash ($827,985), in-kind hours (equivalent to $168,885) and in-kind donations (equivalent to $16,148).
Environmental Sustainability
•Reduced Scope 1 and Scope 2 greenhouse gas (GHG) emissions by 95% compared to a 2019 base year, mainly driven by a combination of office space optimization and renewable energy credit purchases. This reduction excludes emissions associated with Zillow Offers, when that business was active in 2019, and is based only on emissions from our corporate offices.
•Purchased 13,913,300 kilowatt hours of renewable energy credits, equivalent to approximately 100% of our North America corporate real estate and estimated work-from-home electricity consumption.
•Began the foundational work to update our climate targets — inclusive of Scope 1, Scope 2 and Scope 3 emissions — and submitted these targets to the Science Based Targets initiative (SBTi) for validation.
•Published our first Environmental Sustainability Policy, outlining Zillow’s ambition to reduce our environmental impact and drive sustainable practices across our business.
Company Culture
The Board and management believe that our long-term success depends upon attracting, developing, and retaining talented employees, and maintaining a culture that allows each employee to do their best work. We value integrity, accountability, collaboration, creativity, respect, and transparency as central to our core values. With the oversight of our collective senior leadership team, and facilitated by our Chief People Officer, who reports directly to the Chief Executive Officer, Zillow Group invests in a variety of resources to attract and develop talent. These include, but are not limited to:
•Zillow Group as a Flexible Workforce: In 2020, we announced a permanent move to a flexible workforce. As we have transitioned to a flexible workforce, we are also using this opportunity to diversify our workforce, as we are no longer bound by the geographic limits of our physical workspaces. We believe our investments in recruiting, retaining, developing, listening to, and learning from our diverse talent increase our applicant pool and lead to lower employee attrition. We offer most employees the choice to work from wherever they are most productive. We continue to evolve our flexible work model to more effectively use our time together, provide more opportunities to work asynchronously, and allow all employees to thrive regardless of location. Our base pay compensation frameworks seek to prioritize performance over geographic location when making pay decisions, which we believe allows us to compete for talent nationally.
•Leadership Development: Zillow Group has a dedicated Talent Success team, which creates educational resources and conducts training on a wide range of topics, including effective communication and collaboration, as well as a sophisticated leadership training program with focused learning tracks for both new managers and experienced leaders. In 2023, we offered more than 900 online learning opportunities through Zillow University, our internal online training platform, and Zillow Group employees completed nearly 70,000 hours of training via Zillow University and other platforms. We believe our people managers play a critical role in moving our business forward by coaching their teams, developing their talent, and providing strong communication to create team engagement. To help our people managers succeed, we utilize our Leadership Expectations, a leadership development guide that outlines our Leadership Philosophy, provides the foundation of our leadership development programs, and sets forth our expectations for leaders and the behaviors that are essential to create a consistent leadership experience at Zillow Group. In 2023, we further enhanced the Leadership Expectations by defining specific manager capabilities that bring clarity to managers on how to lead and manage teams in our flexible work environment. With this, we began the launch of our virtual manager capability summits, designed for our director and below leaders to help develop their manager capabilities. In 2024, we plan to launch semiannual summits for eligible people managers, while offering customized learning paths on asynchronous content between training sessions, along with peer-to-peer mentoring.
•Total Rewards: Talent Rewards includes the strategic oversight of compensation, benefits, and immigration/mobility programs whose purpose is to reinforce talent attraction, retention and development in support of Zillow Group’s culture. Throughout 2023, we continued to refine our rewards program. We increased transparency and consistency in our candidate offers through a redesign of our total compensation package. In addition, our robust benefits are reflected in investments in physical, family, mental and financial wellness programs to meet the needs of our diverse base of employees. These benefits include workplace-location flexibility, competitive health care coverage, fully paid parental leave, a sabbatical program, wellness reimbursements, tuition support and caregiver resources. We also updated our benefits program through enhanced offerings around mental health, LGBTQ+ provider navigation support, as well as fertility and family planning. Beginning in 2023, we enhanced our parental leave policy, which now allows for up to 20 weeks of paid parental leave. These ongoing investments continue to reinforce Zillow’s commitment to an engaged and high-performing workforce.
•Engagement & Belonging: In pursuit of our business goals, we prioritize and embed inclusive, equitable practices and systems in our values and how we work. We are committed to creating a workplace where diversity of gender, gender identity, age, race, ethnicity, sexual orientation, national origin, disability, military status and religion are represented, embraced, and respected. Our engagement and belonging work seeks to empower Zillow Group employees to build a strong community, amplify underrepresented voices, and foster a company culture where everyone can learn, grow and thrive. We maintain programs that include unconscious bias training, employee resource groups for community members and allies, and support for diversity in our recruitment practices. In 2023, we launched an executive advisory council composed of senior leadership charged with setting the tone and vision for our commitments, including establishing goals and responsibilities and evaluating impact.
•Pay Equity: To further our commitment to ensure all employees in similar roles with similar qualifications are paid equitably regardless of their identity, we conduct an annual pay equity analysis consistent with federal and state pay equity laws, with the commitment to publicly disclose results on our corporate website. Based on our assessment of compensation for the 2023 calendar year, we found that U.S.-based employees with similar skills are paid within approximately 1% of each other when we control for certain neutral, job-related factors, including but not limited to job function and qualifications. At Zillow Group, in 2023, Asian men had a pay equity of $1.01; White men, Asian women, and Latine women had controlled pay of $1.00; White women, Latine men, Black men, and men of two or more races at Zillow Group had controlled pay of $0.99; and Black women and women of two or more races had controlled pay at $0.98. We will continue our commitment to, and comprehensive reviews of, pay equity, and we will look to expand our data collection and analysis to include LGBTQ+ data in the future.

DIRECTOR COMPENSATION

2023 Director Compensation Table
Zillow Group’s director compensation program is governed by the Equity Award Grant Program for Non-employee Directors under the 2020 Plan (the “NED Equity Program”), which, effective February 13, 2024, replaced the Stock Option Grant Program for Non-employee Directors under the 2020 Plan (the “NED Stock Option Program”). In 2023, Zillow Group compensated its eligible non-employee directors solely with stock option grants under the NED Stock Option Program.
The following table provides information regarding the compensation of our non-employee directors during 2023, including the annual option grants made to our non-employee directors in March 2023. Our executive officers Mr. Barton and Mr. Frink did not receive compensation for their Board service in 2023. Information about each of Mr. Barton and Mr. Frink’s 2023 compensation is discussed in the Compensation Discussion and Analysis section and presented in the related tables.

Name	Option Awards ($)(1)	Total ($)
Erik Blachford	250,000	250,000
Amy C. Bohutinsky	250,000	250,000
Jay C. Hoag	250,000	250,000
Gregory B. Maffei	250,000	250,000
Gordon Stephenson	250,000	250,000
Claire Cormier Thielke	250,000	250,000
April Underwood	250,000	250,000

 _______________

(1)
Amounts reflect the aggregate grant date fair value of the option awards granted, computed as of the grant date, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). Assumptions used to calculate these amounts are described in Note 14, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. On March 1, 2023, and as described in greater detail below, each eligible non-employee director of Zillow Group received an annual stock option grant to purchase 10,353 shares of Zillow Group’s Class C capital stock with a Black-Scholes-Merton grant date fair value of $250,000, with any fractional share rounded to the nearest whole share (0.5 to be rounded up). As of December 31, 2023, Zillow Group’s non-employee directors held stock options for the following number of shares of Zillow Group’s Class A common stock and Class C capital stock: Mr. Blachford, 57,304 shares of Class C capital stock; Ms. Bohutinsky, 31,250 shares of Class A common stock and 232,417 shares of Class C capital stock; Mr. Hoag, 92,903 shares of Class C capital stock; Mr. Maffei, 92,903 shares of Class C capital stock; Mr. Stephenson, 92,903 shares of Class C capital stock; Ms. Thielke, 24,488 shares of Class C capital stock, and Ms. Underwood, 64,695 shares of Class C capital stock. With respect to Ms. Bohutinsky’s holdings, all of her stock options for Class A common stock and 148,168 of her stock options for Class C capital stock were received pursuant to equity awards granted during her employment with the Company and prior to her appointment to the Board.

Time and Manner of Compensation
Under the NED Stock Option Program, eligible directors were previously compensated for service on our Board solely with stock options. The grants made in March 2023 pursuant to the NED Stock Option Program were for that number of shares of Class C capital stock having a Black-Scholes-Merton value of $250,000 on the date of grant — with any fractional share rounded to the nearest whole share (0.5 to be rounded up) — and with a per-share exercise price equal to the closing price of our Class C capital stock on the date of grant. One-fourth of the shares subject to annual stock options granted in 2023 under the NED Stock Option Program vest each quarter over one year, subject to continued service. Stock options granted under the NED Stock Option Program in 2023 have ten-year terms from the date of grant, subject to earlier termination in the event of a director’s termination of service.

Pursuant to its charter, the compensation committee reviews non-employee director compensation at least annually and may recommend adjustments to the Board. Effective as of February 13, 2024, the Board, upon the recommendation of the compensation committee, approved the NED Equity Program, which replaced the NED Stock Option Program and includes changes to the type and amount of equity compensation that eligible non-employee directors may receive.
Under the NED Equity Program, beginning on March 1, 2024, and on each anniversary thereafter (each an “Annual Grant Date”), our non-employee directors are eligible to automatically receive an award for a number of restricted stock units equal to $315,000 divided by the average closing price of a share of the Company’s Class C capital stock over the 20-trading-day period ending three trading days before the Annual Grant Date, with any fractional restricted stock unit rounded to the nearest whole share (0.5 to be rounded up) (the “Annual RSU Award”). In addition, each eligible director may elect to forgo receiving all or a portion of any Annual RSU Award and instead receive a nonqualified stock option; provided that any such election to forgo receiving less than all of the Annual RSU Award, and instead receive a nonqualified stock option, shall be made in 25% increments. Eligible directors will receive 3 nonqualified stock options for every restricted stock unit exchanged.
Eligible directors who are initially elected or appointed to the Board during the 12-month period following an Annual Grant Date are eligible to receive a prorated annual equity award subject to the same terms described above in connection with their initial election or appointment to the Board, based on the number of full calendar months that elapse between the date of the director’s initial election or appointment to the Board and the next Annual Grant Date, subject to review and approval by the Board or the compensation committee. Prorated equity awards under the NED Equity Program become fully vested as of the first Annual Grant Date following the Board’s or the compensation committee’s approval of the grant.
No director receives cash compensation for service as a director, though directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings. The compensation committee and the Board administer the Program. The Company has designed its non-employee director compensation program to attract and retain excellent directors and align their interests with the long-term interests of our shareholders. The compensation committee considers third-party director compensation surveys and director compensation analysis performed by Compensia, and the time commitment required of Zillow Group’s directors, among other factors, when evaluating non-employee director compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2023, with respect to securities authorized for issuance under our equity compensation plans. No shares of Class B common stock are issuable under any of our equity compensation plans.

Plan Category	Number of securities issuable upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)
Class A Common Stock	150,855	(3)	$30.75	—	(4)
Class C Capital Stock	43,855,855	(5)	$44.24	24,415,788	(6)(7)
Equity compensation plans not approved by security holders
Class A Common Stock	—		—	—
Class C Capital Stock	557,493	(8)	$44.35	7,616,077	(9)
Total
Class A Common Stock	150,855		$30.75	—
Class C Capital Stock	44,413,348		$44.24	32,031,865
Total All Classes	44,564,203		$44.18	32,031,865
_________________

(1)
The weighted-average exercise price is calculated based on the exercise prices of outstanding stock options, which includes Class C Stock Options that were re-priced in August 2022. It excludes outstanding restricted stock units (“RSUs”), which have no exercise price.

(2)	Includes the 2011 Plan and 2020 Plan.
(3)	Includes 150,855 shares of Class A common stock issuable upon exercise of outstanding stock options.
(4)	No future grants may be made under the 2011 Plan. Future grants under the 2020 Plan will be for shares of Class C capital stock only.
(5)
Includes 336,674 shares of Class C capital stock issuable upon exercise of outstanding stock options that were distributed as a dividend in connection with the Class C stock split (“Class C Stock Split”) effective August 14, 2015. Also includes (i) 11,164,949 shares of Class C capital stock and (ii) 32,354,232 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of RSUs and restricted units that were granted under our 2011 Plan and 2020 Plan, respectively, following the effective date of the Class C Stock Split. Of this amount, 6,149,601 Class C Stock Options, out of the 2020 Plan, were re-priced in August 2022.

(6)
Includes shares available for issuance under the 2020 Plan. Does not include 15,546,116 shares that became available for issuance under the 2020 Plan effective January 1, 2024, pursuant to the “evergreen” provision described below.

(7)
The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares available for issuance can be increased on the first day of each of our fiscal years, equal to the lesser of (i) 5% of our outstanding Class A common stock, Class B common stock and Class C capital stock on a fully diluted basis as of the end of our immediately preceding fiscal year, and (ii) a number of shares determined by our Board; provided, however, that any shares from increases in prior years that are not actually issued will continue to be available for issuance under the 2020 Plan.

(8)
Includes 1,549 shares of Class C capital stock issuable upon exercise of outstanding stock options that were distributed as a dividend pursuant to the Class C Stock Split with respect to awards assumed or granted by us under the Trulia Plans. Includes 555,944 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of RSUs that were granted under the Inducement Plan.

(9)	Includes shares of Class C capital stock available for issuance under the Inducement Plan.

Zillow Group 2019 Equity Inducement Plan
The Inducement Plan became effective on August 8, 2019. Subject to adjustment from time to time as provided in the Inducement Plan, 10,000,000 shares of Class C capital stock are available for issuance under the Inducement Plan. Shares issued under the Inducement Plan will be drawn from authorized and unissued shares of Class C capital stock. The purpose of the Inducement Plan is to attract, retain and motivate certain new employees of the Company and its subsidiaries by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders. Each award under the Inducement Plan is intended to qualify as an employment inducement award pursuant to Nasdaq Listing Rule 5635(c). In 2023, no shares were awarded under the Inducement Plan. We intend to use the Inducement Plan only if the share reserve under the 2020 Plan is insufficient for new hire employee grants.

The Inducement Plan is administered by the compensation committee of the Board. Under the terms of the Inducement Plan, the compensation committee may grant equity awards, including nonqualified stock options, restricted stock, restricted stock units or restricted units to new employees of the Company and its subsidiaries. The Inducement Plan provides that in the event of a stock dividend, stock split or similar event, the maximum number and kind of securities available for issuance under the plan will be proportionally adjusted.

Options under the Inducement Plan are granted with an exercise price per share of not less than 100% of the fair market value of our Class C capital stock on the grant date, with the exception of substituted option awards granted in connection with acquisitions. Options expire no later than ten years from the grant date and typically vest over a period of four years. Restricted stock units granted under the Inducement Plan typically vest over a period of four years. Any portion of an option or restricted stock unit that is not vested on the date of a participant’s termination of service expires on such date. Employees generally forfeit their rights to exercise vested options 3 months following their termination of employment or 12 months following termination by reason of death, disability or retirement.

August 2022 Equity Award Actions
On August 3, 2022, upon the recommendation of the compensation committee of the Board, the Board approved adjustments to the exercise price of certain outstanding vested and unvested option awards for eligible employees, which excluded the Board, the CEO and the Executive Chairman. The exercise price of eligible option awards, which accounted for approximately 25% of total options outstanding, was reduced to $38.78, which was the closing market price of our Class C capital stock on August 8, 2022. No other changes were made to the terms and conditions of the eligible option awards. In addition, the Board approved a supplemental grant of restricted stock units to eligible employees that was granted on August 8, 2022, and vests quarterly over a two-year period beginning in August 2022.

PROPOSAL 2: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

The audit committee, which consists entirely of independent directors, has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, our Board is submitting the appointment of Deloitte to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the audit committee may reconsider the appointment of Deloitte. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The audit committee assists our Board in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence and performance, (c) our internal audit function and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2023.
In connection with our review of Zillow Group’s audited financial statements for the fiscal year ended December 31, 2023, we relied on reports received from Deloitte as well as the advice and information we received during discussions with Zillow Group’s management. In this context, we hereby report as follows:

(i)	The audit committee has reviewed and discussed the audited financial statements for fiscal year 2023 with Zillow Group’s management.
(ii)
The audit committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 1301, and Rule 2-07 of Regulation S-X, Communications with Audit Committees.

(iii)
The audit committee has received the written disclosures and the letter from Deloitte, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv)
Based on the review and discussion referred to in paragraphs (i) through (iii) above, the audit committee recommended to Zillow Group’s Board of Directors that the audited financial statements be included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Members of the audit committee:
Gregory B. Maffei (Chair)
Gordon Stephenson
Claire Cormier Thielke

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm
The following table provides information regarding the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (“Deloitte”) for the fiscal years ended December 31, 2022 and 2023, inclusive of out-of-pocket expenses.

	2022($)	2023($)
Audit Fees	3,423,870	3,550,000
Tax Fees	79,325	77,073
All Other Fees	106,268	6,268
Total Fees	3,609,463	3,633,341
Audit Fees
Audit fees of Deloitte during the 2023 and 2022 fiscal years primarily include the aggregate fees incurred for the audits of the annual consolidated financial statements and the review of each of the quarterly consolidated financial statements included in Quarterly Reports on Form 10-Q for Zillow Group. Audit fees in 2023 and 2022 also include services rendered by Deloitte in connection with certain registration statements on Form S-8, mergers and acquisitions activity, and for 2022 include equity award repricing and the wind-down of Zillow Offers operations.
Tax Fees
Tax fees of Deloitte for the fiscal years ended December 31, 2023 and 2022, primarily include tax compliance, consulting and return preparation.
All Other Fees
Other fees include access to accounting research software applications and data. Fees for the fiscal year ended December 31, 2022, also include sustainability non-attest assurance readiness services.
Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services
All fees described above were approved by the audit committee. Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee, which is available at https://investors.zillowgroup.com/investors/governance/committee-charters/default.aspx. The audit committee considered whether the non-audit services rendered by our independent registered accounting firm were compatible with maintaining their independence as the independent registered public accounting firm of our financial statements and concluded that they were.

PROPOSAL 3: Advisory Vote to Approve the Compensation of Named Executive Officers
Pursuant to Section 14A of the Exchange Act, our shareholders are able to vote to approve, on a nonbinding, advisory basis, no less frequently than once every three years, the executive compensation programs and policies and the resulting compensation of our named executive officers, as further described in the Compensation Discussion and Analysis section and the compensation tables that follow it. In accordance with the Exchange Act requirements, we are providing our shareholders with an opportunity to express their views on our named executive officers’ compensation, commonly referred to as the “say-on-pay” vote. Although this advisory vote is nonbinding, our Board and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs. Our Board has adopted a policy to hold this advisory vote every three years, with the next vote on the compensation of our named executive officers expected to occur at the 2027 Annual Meeting of Shareholders.

As described in more detail in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•attract qualified, experienced executive officers who will enable us to achieve our business objectives;
•retain and motivate our executive officers to achieve superior performance;
•reward performance; and
•align the interests of our executive officers with those of our shareholders by motivating our executive officers to increase shareholder value.

We encourage shareholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes the compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2023 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The compensation committee and our Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the named executive officers in this Proxy Statement have contributed to our success.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

RESOLVED, that the shareholders of Zillow Group, Inc. approve, on a nonbinding, advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures in the Proxy Statement for the 2024 Annual Meeting of Shareholders of Zillow Group, Inc.

The Board of Directors Recommends a Vote “FOR” the Advisory Resolution to Approve the Compensation of our Named Executive Officers.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 25, 2024:

Name	Age	Position
Richard N. Barton	56	Co-founder, Chief Executive Officer and Director
Lloyd D. Frink	59	Co-founder, Executive Chairman and President
David A. Beitel	54	Chief Technology Officer
Susan Daimler	46	President of Zillow
Jeremy Hofmann	38	Chief Financial Officer
Bradley D. Owens	48	Senior Vice President, General Counsel, and Corporate Secretary
Jennifer Rock	42	Chief Accounting Officer
Errol G. Samuelson	57	Chief Industry Development Officer
Dan Spaulding	47	Chief People Officer
Jeremy Wacksman	47	Chief Operating Officer
Executive Officers
The following section presents biographical information for Zillow Group’s executive officers. For biographical information for Mr. Barton and Mr. Frink, please refer to the section titled “Directors Continuing in Office Until the 2025 Annual Meeting of Shareholders.”
David A. Beitel has served as Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a Bachelor of Science and a Master of Engineering in Computer Science, both from Cornell University.
Susan Daimler has served as President of Zillow since February 2021. Ms. Daimler previously served as Senior Vice President, Premier Agent, from September 2018 to February 2021; and General Manager of StreetEasy from October 2012 to September 2018. Ms. Daimler joined the Company in 2012 in connection with the Company's acquisition of Buyfolio, a co-shopping platform she co-founded. Ms. Daimler has served on the board of directors of Pubmatic, Inc., an online advertising software and strategies company, since November 2020 and serves on the board of trustees for Johns Hopkins University. Ms. Daimler earned her Bachelor of Arts in English from Johns Hopkins University.
Jeremy Hofmann has served as Chief Financial Officer since May 2023. Mr. Hofmann previously served as Senior Vice President, Corporate Development and Strategy from February 2022 to May 2023; Vice President, Corporate Development and Strategy from November 2018 to February 2022; and as Senior Director, Corporate Development from October 2017 to November 2018. Prior to joining Zillow Group, Mr. Hofmann was Vice President, Investment Banking Division, Technology Capital Markets and Private Placements at Goldman Sachs. Mr. Hofmann holds a Bachelor of Science in Business Administration in finance from Georgetown University.
Bradley D. Owens has served as General Counsel since September 2014 and Corporate Secretary since June 2018. Prior to joining the Company in January 2012 as corporate counsel, Mr. Owens was an attorney in private practice at Perkins Coie LLP from January 2007 to January 2012. Mr. Owens served as Special Counsel, U.S. Securities and Exchange Commission, Division of Market Regulation from October 2002 to December 2006. Mr. Owens holds a Bachelor of Science in Economics from Vanderbilt University and a J.D. from The George Washington University Law School.

Jennifer Rock has served as Chief Accounting Officer since October 2018. Ms. Rock previously served as Interim Chief Financial Officer from May 2018 to November 2018; Interim Chief Accounting Officer from May 2018 to October 2018; Vice President, Financial Reporting, Technical Accounting, and Financial Planning and Analysis from March 2018 to May 2018; Vice President, Financial Reporting and Technical Accounting from February 2017 to March 2018; and Vice President, Financial Reporting and Compliance from February 2015 to February 2017. Ms. Rock was the Senior Director of Financial Reporting from February 2014 to February 2015, Director of Financial Reporting from August 2012 to February 2014, Senior Manager of Financial Reporting from August 2011 to August 2012, and Manager of Financial Reporting from March 2011 to August 2011. Prior to joining Zillow, Ms. Rock was an audit manager at KPMG, a provider of audit, tax, and other advisory services. Ms. Rock holds a Bachelor of Arts and Master of Accountancy from Gonzaga University.
Errol G. Samuelson has served as Chief Industry Development Officer since March 2014. Prior to joining Zillow, Mr. Samuelson held various positions with Move, Inc., an online real estate company, and its owned and operated companies, including Chief Strategy Officer of Move, Inc. from April 2013 to March 2014; President of Realtor.com®, the real estate listing website of Move, Inc., from February 2007 to March 2014; Chief Revenue Officer of Move, Inc. from May 2009 to April 2013; and President of Top Producer, a software-as-a-service company of Move, Inc., from October 2003 to February 2007. Mr. Samuelson holds a Bachelor of Applied Science in Electronics Engineering from Simon Fraser University.
Dan Spaulding has served as Chief People Officer since April 2016. Prior to joining the Company, Mr. Spaulding held leadership positions at Starbucks, Inc., a premier roaster, marketer and retailer of specialty coffee, including Vice President, U.S. Stores and Retail Operations HR from January 2015 to April 2016 and Vice President, Global Corporate Functions HR from March 2014 to January 2015. Prior to Starbucks, Mr. Spaulding served in a variety of HR leadership positions for Life Technologies, a biotech company acquired by Thermo-Fisher Scientific in 2014. Mr. Spaulding began his career and held multiple roles in the U.S. and China with Dell Technologies Inc., an information technology company. Mr. Spaulding serves on the board of trustees for Knox College. Mr. Spaulding earned his Bachelor of Arts in Political Science and History from Knox College and a Master of Human Relations in Labor and Industrial Relations from the University of Illinois.
Jeremy Wacksman has served as Chief Operating Officer since February 2021. Since joining the Company in 2009, Mr. Wacksman has held a number of leadership positions, including President of Zillow from December 2019 to February 2021, President of Zillow Brand and Co-Head of Zillow Offers from June 2018 to December 2019, Chief Marketing Officer from July 2016 to June 2018, Chief Marketing Officer of Zillow from August 2015 to July 2016, and Vice President of Marketing and Product Management from 2009 to August 2015. Prior to joining Zillow, Mr. Wacksman led marketing and product management efforts for Xbox Live at Microsoft Corporation. Mr. Wacksman earned his Bachelor of Science in Engineering from Purdue University and an Master of Business Administration from Northwestern University (Kellogg).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following tables present information about the ownership of our securities as of March 25, 2024 for:
•each person or entity who beneficially owns more than five percent of any class of our voting securities;
•each of our named executive officers as set forth in the Summary Compensation Table below;
•each of our current directors; and
•all of our current directors and executive officers as a group.
Unless otherwise noted, the address of each beneficial owner listed in the tables below is Zillow Group, Inc., 1301 Second Avenue, Floor 36, Seattle, Washington 98101.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.
The security ownership information is provided as of March 25, 2024, and, in the case of percentage ownership information, is based on (i) 55,205,739 shares of Class A common stock outstanding, (ii) 6,217,447 shares of Class B common stock outstanding and (iii) 174,750,553 shares of Class C capital stock outstanding, in each case, as of March 25, 2024. Class A common stock and Class B common stock are voting securities. Class C capital stock is non-voting, unless otherwise required by applicable law or our Amended and Restated Articles of Incorporation.
Class A common stock trades on The Nasdaq Global Select Market under the symbol “ZG,” and Class C capital stock trades on The Nasdaq Global Select Market under the symbol “Z.” Class B common stock is not listed.
Security Ownership of Certain Beneficial Owners
Due to its non-voting status, Class C capital stock is not included in the table below. Information with respect to officers and directors who hold more than five percent of any class of our voting securities is set forth below in “Security Ownership of Management.”

	Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%
Caledonia (Private) Investments Pty Limited (1)	15,797,294	28.6%	—	—	13.5%
The Vanguard Group (2)	8,054,643	14.6%	—	—	6.9%
 ___________

(1)	Based upon a Schedule 13G/A filed with the SEC on February 16, 2021 by Caledonia (Private) Investments Pty Limited. The Schedule 13G/A reports that it has sole voting and dispositive power over all 15,797,294 shares of Class A common stock. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia.
(2)
Based upon a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Schedule 13G/A reports that it has shared voting power over 14,772 shares of Class A common stock, sole dispositive power over 7,982,684 shares of Class A common stock and shared dispositive power over 71,959 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

Security Ownership of Management
To compute the number of shares of Class A common stock and Class C capital stock beneficially owned by each officer and director, and the percentage ownership of Class A common stock and Class C capital stock of that person, we deemed as outstanding, shares of the same class of securities subject to options and other equity awards held by that person that are currently exercisable or become exercisable or vested within 60 days of March 25, 2024. We did not treat these shares as outstanding, however, for the purpose of computing the percentage ownership of Class A common stock or Class C capital stock of any other person. To compute the number of shares of Class A common stock held by each of Richard N. Barton and Lloyd D. Frink, we also included the number of shares of Class B common stock held by each of them as of March 25, 2024.

	Class A Common Stock		Class B Common Stock		Class C Capital Stock		% Total Voting Power (1)
Officers and Directors	Shares	%	Shares	%	Shares	%
Richard N. Barton	4,194,265(2)(3)	7.1	3,763,725	60.5	8,749,523(2)(4)	4.9	32.2
Jeremy Hofmann	—	—	—	—	246,360(2)(a)	*	—
Allen W. Parker	—	—	—	—	1,160,051(2)(b)	*	—
Lloyd D. Frink	3,206,188(2)(5)	5.6	2,453,722	39.5	5,178,237(2)(6)	2.9	20.9
Susan Daimler	—	—	—	—	1,317,475(2)(c)	*	—
David A. Beitel	4,342(2)	*	—	—	1,173,884(2)(d)	*	*
Erik Blachford	—	—	—	—	89,881(2)(7)	*	—
Amy C. Bohutinsky	—	—	—	—	169,917(2)	*	—
J. William Gurley	71,270(8)	*	—	—	74,243(8)	*	*
Jay C. Hoag	516,531(9)	*	—	—	5,939,905(2)(9)	3.4	*
Gregory B. Maffei	316,485	*	—	—	721,901(2)	*	*
Gordon Stephenson	41,647(10)	*	—	—	161,193(2)(10)	*	*
Claire Cormier Thielke	—	—	—	—	24,488(2)	*	—
April Underwood	—	—	—	—	64,695(2)	*	—
All executive officers and directors as a group (18 persons)	8,380,338(2)(e)	13.6	6,217,447	100.0	26,816,412(2)(f)	14.5	54.0
 ______________

*	Represents beneficial ownership or total voting power that does not exceed 1%.
(1)	Percentage of total voting power represents voting power with respect to all outstanding shares of Class A common stock and Class B common stock, as a single group. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our Amended and Restated Articles of Incorporation. Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. Class C capital stock is non-voting and therefore is not included in this column.
(2)
Includes, as applicable, the following number of shares of Class A common stock and Class C capital stock subject to outstanding options that were exercisable as of March 25, 2024 or that become exercisable within 60 days thereafter or, as indicated below for Mr. Hofmann, Ms. Daimler and Mr. Beitel, also includes shares issuable under restricted stock units that become vested within 60 days of March 25, 2024.

Officers and Directors	Class A Common Stock	Class C Capital Stock
Richard N. Barton	50,000	2,257,437
Jeremy Hofmann	—	246,360(a)
Allen W. Parker	—	1,160,051(b)
Lloyd D. Frink	50,000	1,997,283
Susan Daimler	—	1,317,475(c)
David A. Beitel	4,250	1,092,480(d)
Erik Blachford	—	57,304
Amy C. Bohutinsky	—	169,917
Jay C. Hoag	—	92,903
Gregory B. Maffei	—	92,903
Gordon Stephenson	—	92,903
Claire Cormier Thielke	—	24,488
April Underwood	—	64,695
All executive officers and directors as a group (18 persons)	104,250(e)	10,337,443(f)

(a)
Includes 232,136 shares of Class C capital stock subject to options exercisable on or within 60 days of March 25, 2024, and 14,224 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 25, 2024.

(b)
Includes 1,101,384 shares of Class C capital stock subject to options exercisable on or within 60 days of March 25, 2024, and 58,667 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 25, 2024. Amounts reflected are pursuant to an Executive Departure Agreement entered into with Mr. Parker as further described below under "Employment and Separation Agreements - Mr. Parker" and in the "Potential Payments Upon Termination or Change of Control Table."

(c)
Includes 811,168 shares of Class C capital stock subject to options exercisable on or within 60 days of March 25, 2024, and 11,693 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 25, 2024, held directly by Ms. Daimler. Also includes 486,851 shares of Class C capital stock subject to options exercisable on or within 60 days of March 25, 2024, and 7,763 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 25, 2024, held indirectly by Ms. Daimler through her spouse.

(d)
Includes 1,079,956 shares of Class C capital stock subject to options exercisable on or within 60 days of March 25, 2024, and 12,524 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of March 25, 2024.

(e)	Includes 104,250 shares of Class A common stock subject to options exercisable on or within 60 days of March 25, 2024, for all current executive officers and directors.
(f)
Includes 10,234,421 shares of Class C capital stock subject to options exercisable on or within 60 days of March 25, 2024, and 103,022 shares of Class C capital stock issuable under restricted stock units and restricted units that become vested within 60 days of March 25, 2024, for all current executive officers and directors.

(3)
Includes 3,763,725 shares of Class B common stock, of which 339,880 are held by Barton Ventures II LLC (the “Barton LLC”), and 380,540 shares of Class A common stock, of which 220,004 are held by the Barton Descendants’ Trust dated December 30, 2004 (the “Barton Trust”) and 20,000 are held by The Barton Foundation. Mr. Barton has sole dispositive and voting power over the shares of Class B common stock held by the Barton LLC and shared dispositive and voting power over the shares of Class A common stock held by The Barton Foundation. Mr. Barton has investment power over the shares of Class A common stock held by the Barton Trust but cannot receive proceeds from the sale of the shares. Mr. Barton does not have voting power over the shares of Class A common stock held by the Barton Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.

(4)
Includes 8,749,523 shares of Class C capital stock, of which 1,622,033 are held by the RNB Z GRAT of November 2022, 1,432,219 are held by the RNB Z GRAT of May 2022, 450,000 are held by the Barton LLC, 442,086 are held by the Barton Trust and 300,000 are held by The Barton Foundation. Mr. Barton has shared dispositive power over the shares of Class C capital stock held by the Barton Foundation. Mr. Barton has sole dispositive power over the shares of Class C capital stock held by the Barton LLC, the RNB Z GRAT of November 2022 and the RNB Z GRAT of May 2022. Mr. Barton has investment power over the shares of Class C capital stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares.

(5)
Includes 2,453,722 shares of Class B common stock held directly by Mr. Frink, 658,134 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004 (the “Frink Trust”), 21,875 shares of Class A common stock held by the Elliott Frink 2020 Trust and 21,875 shares of Class A common stock held by the Ethan Frink 2020 Trust. Mr. Frink has investment power over the shares of Class A common stock held by the Frink Trust, the Elliott Frink 2020 Trust and the Ethan Frink 2020 Trust but cannot receive proceeds from the sale of the shares. Mr. Frink does not have voting power over the shares of Class A common stock held by the Frink Trust, the Elliott Frink 2020 Trust and the Ethan Frink 2020 Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.

(6)
Includes 797,765 shares of Class C capital stock held by the Frink Trust. Mr. Frink has investment power over the shares of Class C capital stock held by the Frink Trust but cannot receive proceeds from the sale of the shares.

(7)	Includes 32,577 shares of Class C capital stock currently pledged as collateral for a loan.
(8)	Includes 71,270 shares of Class A common stock and 74,243 shares of Class C capital stock held by the Gurley Revocable Trust.
(9)
Includes 273,438 shares of Class A common stock held directly by TCV VIII, L.P., 1,946,114 shares of Class C capital stock held directly by TCV VIII, L.P., 73,737 shares of Class A common stock held directly by TCV VIII (A) Mariner, L.P., 524,804 shares of Class C capital stock held directly by TCV VIII (A) Mariner, L.P., 16,983 shares of Class A common stock held directly by TCV VIII (B), L.P., 120,869 shares of Class C capital stock held directly by TCV VIII (B), L.P., 25,663 shares of Class A capital stock held directly by TCV Member Fund, L.P., 309,792 shares of Class C capital stock held directly by TCV Member Fund, L.P., 70,768 shares of Class A common stock held directly by TCV IX, L.P., 2,157,155 shares of Class C capital stock held directly by TCV IX, L.P., 19,968 shares of Class A common stock held directly by TCV IX (A) Opportunities, L.P., 608,672 shares of Class C capital stock held directly by TCV IX (A) Opportunities, L.P., 3,780 shares of Class A common stock held directly by TCV IX (B), L.P., 115,208 shares of Class C capital stock held directly by TCV IX (B), L.P., 29,049 shares of Class A common stock held directly by the Hoag Family Trust U/A 8/2/94, 58,098 shares of Class C capital stock held by the Hoag Family Trust U/A 8/2/94, and 92,903 options to purchase shares of Class C capital stock held directly by Mr. Hoag.

Mr. Hoag and five other individuals are Class A Directors of Technology Crossover Management VIII, Ltd. (“Management VIII”) and limited partners of Technology Crossover Management VIII, L.P. (“TCM VIII”). Management VIII is the sole general partner of TCM VIII, which in turn is the sole general partner of TCV VIII, L.P., TCV VIII (A) Mariner, L.P., and TCV VIII (B), L.P., and is a general partner of TCV Member Fund, L.P. The Class A Directors of Management VIII and TCM VIII may be deemed to beneficially own the shares held by TCV VIII, L.P., TCV VIII (A) Mariner, L.P., TCV VIII (B), L.P., and TCV Member Fund, L.P. (collectively, the “TCV VIII Funds”) but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

Mr. Hoag and three other individuals are Class A Directors of Technology Crossover Management IX, Ltd. (“Management IX”) and limited partners of Technology Crossover Management IX, L.P. (“TCM IX”). Management IX is the sole general partner of TCM IX and a general partner of TCV Member Fund, L.P. TCM IX is the sole general partner of TCV IX, L.P., TCV IX (A), L.P. and TCV IX (B), L.P. TCV IX (A), L.P. is the sole owner of TCV IX (A) Opportunities, Ltd. which in turn, is the majority owner of TCV IX (A) Opportunities, L.P. The Class A Directors of Management IX and TCM IX may be deemed to beneficially own the shares held by TCV IX, L.P., TCV IX (A) Opportunities, L.P., TCV IX (B), L.P. and TCV Member Fund, L.P. but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

Mr. Hoag has the sole power to dispose and direct the disposition of the options and any shares issuable upon exercise of the options, and the sole power to direct the vote of the shares of common stock to be received upon exercise of the options. However, with respect to 92,903 of the options, Mr. Hoag has transferred to TCV VIII Management, L.L.C. (“TCV VIII Management”) 100% of the pecuniary interest in such options and any shares to be issued upon exercise of such options. Mr. Hoag is a member of TCV VIII management but disclaims beneficial ownership of such options and any shares to be received upon exercise of such options except to the extent of his pecuniary interest therein.

Mr. Hoag is a trustee of the Hoag Family Trust and may be deemed to have the sole power to dispose or direct the disposition of the shares held by the Hoag Family Trust. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(10)	Includes 25,502 shares of Class A common stock and 40,000 shares of Class C capital stock held by the Stephenson Family LLC.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This Compensation Discussion and Analysis provides information about the compensation for the following executive officers ("Named Executive Officer(s)" or "NEO(s)") in 2023, including an analysis of the overall objectives of our compensation program and each element of compensation provided.
2023 Named Executive Officers:
•Richard N. Barton, Co-founder, Chief Executive Officer and Director
•Jeremy Hofmann, Chief Financial Officer
•Allen W. Parker, Former Chief Financial Officer
•Lloyd D. Frink, Co-founder, Executive Chairman and President
•Susan Daimler, President of Zillow
•David A. Beitel, Chief Technology Officer

Allen W. Parker was our Chief Financial Officer through May 18, 2023. Jeremy Hofmann was appointed as our Chief Financial Officer on May 18, 2023.
Compensation Philosophy and Objectives
We believe our success largely depends on our ability to attract, retain, and motivate talented employees to operate our Company in a dynamic and changing market. We compete with many other companies to attract and retain a skilled senior leadership team. To meet this challenge, the objectives of our compensation program are to:
•attract qualified and experienced executive officers who will enable us to achieve our business objectives;
•retain and motivate our executive officers to achieve superior performance;
•reward performance; and
•align the interests of our executive officers with those of our shareholders by motivating our executive officers to drive long-term shareholder value.
Company Performance Milestones
Significant performance milestones for 2023 include the following:
•In January 2023, we launched a new AI-powered feature that enables shoppers to search for homes in the same way they would talk to their friends and family using natural language search.
•In May 2023, Jeremy Hofmann was promoted to the position of Chief Financial Officer.
•In June 2023, ShowingTime+ introduced Listing ShowcaseSM, an immersive, AI-powered experience only available on Zillow.
•In July 2023, we acquired Aryeo, Inc. ("Aryeo"), a software company that serves real estate photographers.
•Prior to 2023, our Board authorized the repurchase of up to $1.8 billion of our Class A common stock, Class C capital stock, outstanding convertible senior notes or a combination thereof. On July 31, 2023, our Board authorized an additional $750 million in such repurchases, increasing the authorization under the repurchase program to $2.5 billion. In 2023, we repurchased 2,212 shares of Class A common stock at a weighted average price of $46.45 per share for an aggregate purchase price of $103 million, 7,311 shares of Class C capital stock at a weighted average price of $43.94 per share for an aggregate purchase price of $321 million, and $58 million aggregate principal amount of convertible senior notes. As of December 31, 2023, $770 million remained available under the repurchase program.
•In August 2023, Zillow and Redfin announced a partnership to help buyers and home builders connect. Zillow Group's new-construction listings are now automatically syndicated to Redfin, connecting home builders with motivated buyers on both platforms.
•In September 2023, we acquired substantially all of the assets and liabilities of Spruce Holdings, Inc. and certain affiliated entities (together, "Spruce"), a tech-enabled title and escrow platform.

•In December 2023, Zillow acquired Enchant, LLC, dba Follow Up Boss ("Follow Up Boss"), a customer relationship management system that gives real estate professionals a central hub to organize and engage customers, close deals, and build their teams. Follow Up Boss has been a key integration partner of ours for several years, and the product is widely utilized by the broader real estate industry and many of our Premier Agent partners.
•In 2023, the average monthly unique users for Zillow Group’s mobile apps and websites were 214 million, down 3% year over year, while visits during 2023 were 10 billion, down 5% from the previous year. The decreases were primarily driven by macro housing market factors including low housing inventory, fewer new for-sale listings, increases and volatility in mortgage interest rates, as well as home price fluctuations.
•We ended 2023 with accelerating quarterly year-over-year revenue growth and delivered our sixth consecutive quarter of year-over-year Residential revenue growth, outperforming the residential real estate industry during the same period.

How We Set Executive Compensation
The compensation committee of our Board is generally responsible for setting our overall executive compensation strategy and for making decisions relating to executive compensation. This includes establishing and annually reviewing the compensation of our executive officers and overseeing our equity plans to ensure that our total compensation program is reasonable and competitive. Our executive compensation program primarily comprises base salaries, equity compensation, and health and welfare benefits generally consistent with those provided to our other salaried employees. The compensation committee adopted the Zillow Group, Inc. U.S. Executive Severance Plan and Summary Plan Description in 2020 (as amended, the "Severance Plan") to promote consistency of severance in the event of certain qualifying terminations of employment of our executive officers. The Severance Plan is described below under "Executive Severance Plan."
In setting 2023 executive compensation, our compensation committee generally relied on its collective experience and knowledge, its past practices, our overall performance, market data and consultant recommendations described below, and other considerations it deemed relevant. For 2023, Mr. Barton, Mr. Frink, and Mr. Spaulding recommended to the compensation committee base salary adjustments and amounts of equity awards for our executive officers (other than for themselves), and advised the compensation committee regarding our compensation program’s ability to attract, retain, and motivate executive talent. Their recommendations reflected compensation levels that they believed were commensurate with an executive officer’s individual qualifications, experience, level of responsibility, knowledge, skills, and individual performance, as well as our resources and performance.
The compensation committee engaged Compensia to recommend a peer group for the purpose of conducting a market analysis of the total compensation of our executive officers and to provide recommendations for the compensation committee’s consideration with respect to the salary and equity compensation of our executive officers for 2023. Compensia provided total direct compensation analysis reports for our executive officers derived from publicly available information and survey data taken from a number of selected peer companies. The peer companies selected were identified among companies operating in the real estate and technology sectors. The data provided included, among other items, 75th, 60th, 50th and 25th percentile base salary, long-term equity incentive levels, and target total direct compensation levels for executive officers of the peer group. Consistent with prior years, the compensation committee did not target the foregoing elements of compensation to any specific percentiles identified in the peer company data but rather used the data as a preliminary comparison point for context and as one factor among many in determining 2023 base salary adjustments and equity awards. In addition to the Compensia report, the compensation committee considered market survey information available through Comptryx and Radford as reference points for 2023 executive compensation decisions.

The peer group for which Compensia provided data in 2022 that was reviewed by the compensation committee in connection with determining our executive officers’ 2023 base salaries and equity award sizes consisted of the following companies:

CoStar Group, Inc.	Robinhood Markets, Inc.

DoorDash, Inc.	SoFi Technologies, Inc.

Dropbox, Inc.	Splunk Inc.

Etsy, Inc.	SS&C Technologies Holdings, Inc.

Expedia, Inc.	Take Two interactive Software, Inc.

Fortinet, Inc.	Tyler Technologies, Inc.

IAC/InterActiveCorp	Verisign, Inc.

Pinterest, Inc.	Workday, Inc.

Redfin Corporation	X Corp

To help ensure continued appropriateness of the peer group, the compensation committee updated the peer group in 2022 to use for 2023 compensation planning to reflect changes in our business and to reassess market cap and industry benchmarks in line with our evolving business model. Four companies (Invitation Homes Inc., Match Group, ServiceNow, Inc., and Zynga, Inc.) were removed from the prior year's list and two new peer companies were added (Robinhood Markets, Inc. and SoFi Technologies, Inc.) that more closely align with our industry and financial performance and position.

Consideration of the Say-on-Pay Vote
We last held a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the "say-on-pay" vote, at our 2021 Annual Meeting of Shareholders, as required by Section 14A of the Exchange Act. Our advisory resolution to approve the compensation of our named executive officers received substantial majority support from shareholders with approximately 94% "For" votes. We take this result as support that our executive compensation program and practices are reasonable and well-aligned with shareholder expectations. Nevertheless, we review our overall approach to executive compensation periodically and we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve as will our process for establishing executive compensation. We intend to continue to hold an advisory vote on the compensation of our named executive officers every third year, including this year. We believe that holding this vote every three years provides us with appropriate feedback on our compensation decisions for our named executive officers while also providing an appropriate time period to respond to the prior say-on-pay vote. We are conducting another say-on-pay advisory vote at this year's Annual Meeting. Proposal 3 contains information about the say-on-pay advisory vote being conducted at this year's Annual Meeting.
In compliance with Section 14A of the Exchange Act, we will next hold a vote on the frequency of such advisory vote regarding compensation of our named executive officers at our annual meeting to be held in 2027. We are and will remain committed to being responsive to shareholder feedback, and the results of our say-on-pay votes will help inform the compensation committee's discussions about the executive compensation program.

Elements of Executive Compensation
For 2023, our executive compensation program primarily included base salaries, and equity compensation in the form of stock options, restricted stock units, and restricted units. Historically, including for 2023, compensation decisions for our executive officers have been individualized and based on a variety of factors. In particular, we have emphasized the use of equity to incentivize our executive officers to focus on our growth and drive long-term shareholder value. To date, the compensation committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.
Base Salaries. Base salaries provide our executive officers with a fixed amount of consistent compensation and, in conjunction with equity awards, are a significant motivating factor in attracting and retaining our executive officers. We have designed base salaries to be competitive while also being mindful of our cash resources.
When an executive officer is first hired, base salary is generally established through individual negotiations between the Company and the individual, taking into account subjective judgments as to the executive officer’s qualifications, experience, job duties and responsibilities, prior salary, and internal pay equity comparisons.
The compensation committee annually reviews the base salaries of our executive officers. Adjustments to salaries generally become effective following completion of our annual performance review process in the first quarter of each year. The annual review process generally includes a comprehensive self-performance review by employees as well as manager, direct report, and peer feedback. In 2023, annual base salary adjustments approved by our compensation committee became effective as of February 9, 2023.
Adjustments to base salaries may also occur at other times during the year for promotions or performance, including, for example, Mr. Hofmann's May 2023 base salary adjustment in connection with his promotion to Chief Financial Officer. In 2023, salary adjustments were primarily based on a subjective evaluation of each individual's performance, both historical and anticipated, review of comparative market data, internal pay equity, and the other factors described above. Overall, salary increases for 2023 reflected levels that the compensation committee believed were commensurate with the comparative responsibilities, leadership roles, and performance of each named executive officer.
The following table provides information about 2023 base salary adjustments for the named executive officers.

Name	December 2022 Base Salary ($)	Total 2023 Base Salary Increase ($)		Total 2023 Base Salary ($)	% Increase over 2022 Base Salary
Richard N. Barton	706,855	70,685		777,540	10.00%
Jeremy Hofmann	349,886	250,114	(1)	600,000	71.48%
Allen W. Parker	662,327	52,986		715,313	8.00%
Lloyd D. Frink	693,866	55,509		749,376	8.00%
Susan Daimler	573,123	57,312		630,435	10.00%
David A. Beitel	656,019	59,042		715,061	9.00%

(1) Amount includes an annual base salary adjustment in the amount of $104,966 effective February 2023 and $145,148 effective May 2023 in connection with Mr. Hofmann's promotion to Chief Financial Officer of the Company.

Incentive Cash Bonuses. We have not established a formal cash incentive program for our executive officers. Instead we have relied primarily on the long-term incentive value of equity-based compensation.
Equity-Based Compensation. Since our inception, equity-based compensation has been an integral component of our compensation program for most employees in order to retain and recognize their efforts on behalf of the Company. Since 2015, all equity awards granted under the Company's equity compensation plans have been granted for Class C capital stock rather than Class A common stock.
Our Board and our compensation committee believe that stock options and restricted stock units have played and continue to play a significant role in our ability to attract, motivate, and incentivize the executive talent necessary to accomplish our business objectives. We believe that stock options and restricted stock units also provide our employees with a significant long-term interest in our success by rewarding the creation of shareholder value, as the value of stock options and restricted stock units are both positively impacted by appreciation in the price of the Company’s stock following their grant. We view equity-based compensation on a per-headcount basis and as a percentage of revenue, and balance against the operating environment, competitive pay, shareholder value, and impact of dilution. We take all of these factors into consideration as we decide on share-based compensation levels each year. In future periods, we currently expect our share-based compensation expense to decrease as existing awards continue to vest over their respective periods and we focus on mitigating dilution as we issue new awards.
In March 2016, the Company established an equity choice program pursuant to which employees, including our named executive officers, may choose whether to receive the value of equity awards in stock options, restricted stock units, or a combination of the two.
In August 2022, upon recommendation by the compensation committee to further incentivize eligible employees, including our executive officers (other than Mr. Barton and Mr. Frink), and address retention efforts in light of heightened attrition following the announcement of the wind down of our Zillow Offers operations, the Board approved adjustments to the exercise prices of certain outstanding vested and unvested stock option awards previously issued between September 1, 2020, and March 31, 2022 (the "Previously Granted Awards"). The repricing excluded any stock option awards previously issued to the Company's Chief Executive Officer, the Chairman, other Board members, and certain other distinctive categories of employees as determined by management. In addition, the Board also approved the issuance of a supplemental grant of shares of Class C capital stock, denominated as restricted stock units and not subject to the Company's equity choice program, with vesting to occur quarterly over a two-year period, to eligible recipients of the Previously Granted Awards (excluding Mr. Barton, Mr. Frink, and other Board members). Additional information about the option repricing and supplemental restricted stock unit awards for certain of our named executive officers is discussed further below and in the 2023 Compensation Tables.

For all awards granted in 2023, individuals who elected stock options for any portion of their award pursuant to the Company's equity choice program, were granted stock options at the customary conversion rate of three options for every restricted stock unit that would otherwise be granted.

For awards in which individuals elected stock options for any portion of their annual equity awards granted in March 2021, the compensation committee approved an amendment to the equity choice program to provide an exception to the customary conversion rate to allow for five options for every restricted stock unit that would otherwise be granted.
We do not apply a formula to determine the size of individual equity awards granted to our named executive officers. Instead, our compensation committee generally determines the size or value of individual grants using its collective business judgment and experience, taking into account, among other factors, the role and responsibility of the individual executive officer, the competitive market for the executive officer’s position, the size and value of existing equity awards, and a subjective evaluation of individual performance and prior contributions to us. Based upon these factors, the compensation committee sets the size of each equity award at a level it considers appropriate to create a meaningful incentive. No specific weight is given to any one of the foregoing factors, although larger awards are typically granted to executive officers with duties and responsibilities that are more likely to have a larger impact on the creation of long-term shareholder value.
As discussed above, the compensation committee considered compensation data from peer companies as a reference point and as one factor among many in connection with the equity grants to our executive officers in 2023. In the future, the compensation committee may continue to consider competitive market data as a tool to determine equity award grant amounts for our executive officers.
Our executive officers generally receive an initial equity award in connection with their commencement of employment or upon election or appointment to an executive officer role. Following each annual performance review, we typically grant additional equity awards to eligible employees, including our named executive officers, in the first quarter of the year. The compensation committee may grant additional equity awards from time to time to retain executive officers and/or reward them for promotions or performance and to stay competitive with our peer group and other competitive market data.
Stock options granted to our executive officers generally have a ten-year term and vest over a four-year period in accordance with the Company’s predetermined quarterly vesting schedule, subject to the executive officer’s continued employment. We grant stock options with an exercise price equal to the closing price of the Class C capital stock on The Nasdaq Global Select Market on the grant date. Restricted stock units also vest based on continued employment with us, generally over four years, thereby encouraging the retention of our executive officers. New hire equity grants typically vest 25% after one year and thereafter in quarterly installments while annual and promotion grants typically vest quarterly over four years. In March 2023, following our annual performance review process, each of our named executive officers elected to receive either a stock option grant, a restricted stock unit grant, or a combination of a stock option grant and restricted stock unit grant under our equity choice program for the number of shares of Class C capital stock set forth below (the "2023 Annual Awards"). The 2023 Annual Awards received by each of Mr. Parker, Ms. Daimler and Mr. Beitel vest quarterly over a three-year period and the 2023 Annual Awards received by each of Mr. Barton and Mr. Frink vest quarterly over a four-year period, as further described in the 2023 Grants of Plan Based Awards Table below. The number of shares subject to the options reported below for the 2023 Annual Awards, reflects a conversion rate of three options for every restricted stock unit that would otherwise be granted, based on each individual's election, as described above for 2023 annual equity grants to employees.

Name	Stock Option (# shares)	Restricted Stock Units (# shares)
Richard N. Barton	1,087,500	—
Allen W. Parker	—	95,000
Lloyd D. Frink	862,500	—
Susan Daimler	142,500	47,500
David A. Beitel	213,750	23,750

In March 2023, prior to his appointment as an executive officer of the Company and following our annual performance review, Mr. Hofmann received an annual equity award under our equity choice program for that number of shares of Class C capital stock set forth below (the "2023 Hofmann Annual Award"). In May 2023, the compensation committee granted Mr. Hofmann an additional equity award in connection with his promotion to Chief Financial Officer of the Company, for that number of shares of Class C capital stock set forth below (the "2023 Hofmann Promotion Award"). The 2023 Hofmann Annual Award vests quarterly over a three-year period and the 2023 Hofmann Promotion Award vests quarterly over a four-year period, as further described in the 2023 Grants of Plan Based Awards Table below. The number of stock options and restricted stock units set forth below for the 2023 Hofmann Annual Award and the 2023 Hofmann Promotion Award, reflect Mr. Hofmann's election under our equity choice program, with the number of options subject to the 2023 Hofmann Promotion Award receiving a conversion rate of three options for every restricted stock unit that would otherwise be granted.

Award	Stock Options (# shares)	Restricted Stock Units (# shares)
2023 Hofmann Annual Award	—	65,000
2023 Hofmann Promotion Award	187,500	62,500
The foregoing grant sizes reflected the compensation committee’s assessment of grant amounts it felt appropriate to recognize each executive officer's level of responsibilities and contributions during the past year and to retain and incentivize them for the future. Additional information about the grants to the named executive officers is contained below in the “2023 Grants of Plan-Based Awards Table.”
Other Benefits. Our named executive officers receive health and welfare benefits under the same broad-based benefit plans as our other salaried employees. These benefits include medical, dental,

and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance, and eligibility to participate in our 401(k) Plan. In 2023, we maintained our donation match program that matches any employee donation to a qualifying non-profit organization up to $250, dollar-for-dollar per year. We do not view perquisites or other personal benefits as a significant component of our executive compensation program.
We generally do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient, effective, and available for Company business, for recruitment or retention purposes, or to be consistent with benefits provided to other full-time employees. During 2023, certain of our named executive officers received parking and related partial tax gross-ups, the aggregate value of which was less than $10,000 for each named executive officer. In addition, we maintain fractional ownership interests in aircraft, which provide the Company with a certain number of yearly flight hours per airplane that are intended primarily for business travel. Beginning in 2020, when the COVID-19 pandemic resulted in a significant decrease in business travel, the Company began permitting certain executive officers to use excess aircraft hours for personal travel. In connection with any personal use, executive officers are required to reimburse the Company for all aggregate incremental costs incurred in connection with the flights. The aggregate incremental costs are based on the cost to us of the particular flights, including the applicable hourly rate for the aircraft and any variable costs of the flights, such as fuel costs, catering, ground transportation, and related taxes. The amount reimbursed excludes fixed costs that do not change based on actual usage, such as the monthly management fee. No amounts are reported in the Summary Compensation Table for this aircraft use by any named executive officers since the amounts equal to the aggregate incremental cost were fully reimbursed to us by the named executive officers who used the aircraft.
Employment and Separation Agreements. We may enter into employment agreements or separation agreements with our executive officers from time to time. As a condition to receiving any severance payments or benefits, an executive officer must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us. The executive officer also must continue to comply with the terms of their Proprietary Rights Agreement or Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement or other applicable agreement (the "Confidentiality Agreement").
We currently have a Severance Plan that applies to U.S. employees at the level of Vice President and above, pursuant to which certain benefits are payable in connection with a qualifying termination of employment, described below. We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change of control benefits, other than in connection with COBRA continuation benefits.
Mr. Parker. We entered into an employment agreement, effective as of November 6, 2018, with Mr. Parker. In connection with Mr. Parker stepping down as Chief Financial Officer of the Company, effective May 18, 2023, we entered into an Executive Departure Agreement and Release with Mr. Parker (the "Parker Departure Agreement"), which superseded his employment agreement. From May 18, 2023, through February 15, 2024, Mr. Parker served as an advisor and continued to receive his existing base salary, remained eligible to participate in the Company’s health and welfare benefit plans, and his Company stock options and restricted stock units continued to vest under their existing terms and conditions.

On February 15, 2024, Mr. Parker became eligible to receive certain severance benefits under the Parker Departure Agreement consistent with the severance benefits provided to other senior executive officers of the Company. Additional information about Mr. Parker's severance is contained below in the "Potential Payments Upon Termination or Change of Control Table".

The Parker Departure Agreement provides for customary general releases and waivers of claims by Mr. Parker against the Company. Mr. Parker remains subject to his obligations under his Confidentiality Agreement and that certain Mutual Agreement to Arbitrate Claims, dated as of December 19, 2018.

Executive Severance Plan. The compensation committee of the Board of Zillow Group approved and adopted the Severance Plan for U.S. employees of Zillow Group and its wholly-owned subsidiaries at the level of Vice President and above, including Zillow Group’s executive officers.

The Severance Plan provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability, or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause,” and “good reason” defined in the Severance Plan). In the event of an Involuntary Termination and subject to the employee’s execution and non-revocation of a separation and release of claims agreement, the Severance Plan provides the following payments and benefits to the executive officers based on such executive officer's title and level with Tier 1 severance benefits applicable to executive officers serving in "Executive 6" level and with the title "Chief Executive Officer" ("Tier 1") and Tier 2 severance benefits applicable to employees of the Company serving in “Executive 5” level and with a title that starts with “Chief” or “President” ("Tier 2"):

•    Continued payment of base salary for six months after the date of the employee’s Involuntary Termination for Tier 1 and Tier 2;
•     Payment for six months after the date of the employee's Involuntary Termination equal to the monthly COBRA premium the employee would otherwise be required to pay for such coverage for the employee and any spouse and dependents of the employee, regardless of whether the employee elects such COBRA continuation coverage after termination for Tier 1 and Tier 2;
•    Accelerated vesting of equity awards that vest solely based on continued service by an additional twelve months for Tier 1 and Tier 2, except that such equity awards will become fully vested in connection with an Involuntary Termination that occurs on or following a Company Transaction (as defined in the Severance Plan); and
•    An extension of time to exercise vested stock options until the earlier of (i) twenty-four months after the date of an Involuntary Termination for Tier 1 and eighteen months for Tier 2 and (ii) the expiration date of the original maximum term of the option.

As a condition to receiving the foregoing severance benefits, eligible employees are subject to a non-disparagement covenant following separation from employment with the Company.

If an eligible employee is entitled to any severance, change of control or similar benefits outside the Severance Plan by operation of applicable law or under another Company-sponsored plan, policy, contract, or arrangement, benefits under the Severance Plan will be reduced by the corresponding value of such benefits in accordance with the terms of the Severance Plan. If an eligible employee is entitled to receive severance, change of control or similar benefits outside the Severance Plan that are more advantageous to the employee than the terms of the Severance Plan, the employee will continue to be entitled to such benefits.

The Severance Plan does not provide for any gross-up payments to offset excise taxes that may be imposed by Code Section 4999 on excess parachute payments within the meaning of Code Section 280G. If any payments or benefits payable under the Severance Plan or otherwise would be subject to an excise tax, Zillow Group will pay to the employee either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment, whichever results, on an after-tax basis, in the greater amount payable to the employee.
Incentive Compensation Recoupment Policy
The Board of Directors has adopted, and delegated authority to the compensation committee to administer, the Company's Incentive Compensation Recoupment Policy (the "Clawback Policy"), which aligns with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related exchange listing standards. We are also subject to the clawback provisions for the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, which provide that those executives must reimburse the Company for any bonus or other incentive-based or equity-

based compensation received during the 12-month period following the preparation of an accounting restatement as a result of misconduct.
Risk Assessment of Compensation Programs
The compensation committee does not believe that our incentive compensation programs described above contain incentives for our named executive officers or other employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company, particularly in light of the compensation committee’s historical emphasis on equity vehicles, such as stock options and restricted stock units, which it believes reward sustained long-term performance that is aligned with our shareholders’ interests.
Stock Ownership Guidelines
All of our executive officers hold either shares and/or stock-based equity awards, which we believe help align their interests with those of our shareholders. As a result, at this time, our Board has not adopted formal stock ownership guidelines for the named executive officers, although it may consider doing so in the future.
Hedging and Pledging Policy
We have established an insider trading compliance policy that applies to all our directors, executive officers, employees and consultants (the "Insider Trading Policy"). The Insider Trading Policy prohibits short sales and strongly discourages and requires pre-approval from the General Counsel of, among other actions, any hedging of stock ownership positions or similar monetization transactions, such as zero cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds. Any person seeking such approval must provide a justification for the transaction. The Insider Trading Policy further prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. A limited exception applies if approved by the General Counsel for an individual seeking to pledge Company securities as collateral for a loan (not including margin debt) who can clearly demonstrate to the Company the financial capacity to repay the loan without resort to the pledged securities.

COMPENSATION COMMITTEE REPORT

The compensation committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the compensation committee:
Jay C. Hoag (Chair)
Amy C. Bohutinsky
April Underwood

2023 COMPENSATION TABLES
2023 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for 2023, 2022, and 2021. Positions listed below are those held by the named executive officers at Zillow Group as of December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Richard N. Barton	2023	768,705	—	—	25,571,040		23,082	26,362,827
Chief Executive Officer	2022	702,647	—	—	10,778,438		22,683	11,503,768
	2021	670,349	—	—	20,065,784		219,801	20,955,934
Jeremy Hofmann (5)	2023	528,921	—	5,550,625	4,787,888		22,396	10,889,830
Chief Financial Officer
Allen W. Parker (6)	2023	708,690	—	3,966,250	—		18,922	4,693,862
Former Chief Financial Officer	2022	658,384	—	6,970,805	2,558,826	(7)	18,845	10,206,860
	2021	627,033	—	—	13,377,290		15,119	14,019,442
Lloyd D. Frink	2023	742,437	—	—	20,280,480		23,757	21,046,674
Executive Chairman and President	2022	689,736	—	—	8,435,300		30,558	9,155,594
	2021	653,316	—	—	16,052,687		230,141	16,936,144
Susan Daimler	2023	623,271	—	1,983,125	3,350,688		14,538	5,971,622
President of Zillow	2022	567,207	—	2,509,505	9,301,374	(8)	13,010	12,391,096
	2021	512,656	25,301	—	13,377,290		11,600	13,926,847
David A. Beitel	2023	707,681	—	991,563	5,026,032		22,252	6,747,528
Chief Technology Officer	2022	652,114	—	3,624,830	7,622,852	(9)	21,603	11,921,399
	2021	621,776	—	—	13,377,290		11,600	14,010,666

_____________

(1)	For 2023, amounts reflect base salary adjustments that became effective in February 2023, and for Mr. Hofmann, amount reflects his additional base salary adjustment that became effective in May 2023.
(2)	Amounts reflect aggregate grant date fair value of restricted stock units, computed in accordance with FASB ASC Topic 718. The valuations of the restricted stock units are based on the closing market price of our Class C capital stock on the grant date.
(3)
Amounts reflect aggregate grant date fair value of the option awards granted, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 14, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(4)
Amounts include matching contributions of $13,200 made by the Company under the Zillow Group 401(k) plan for all named executive officers. Additional amounts include paid parking for Mr. Barton, Mr. Hofmann, Mr. Parker, Mr. Frink and Mr. Beitel, and matching charitable donations made by the Company on behalf of Mr. Hofmann, Mr. Parker, and Mr. Beitel.

(5)	Mr. Hofmann was appointed Chief Financial Officer of the Company effective May 18, 2023.
(6)	Mr. Parker served as the Chief Financial Officer of the Company until May 18, 2023.

(7)	Amount includes $2,558,826, which is the incremental fair value, computed in accordance with FASB ASC Topic 718, for the adjustments made to the exercise prices of certain vested and unvested stock options held by Mr. Parker in connection with an option repricing event that occurred in August 2022.
(8)	Amount includes $2,558,826, which is the incremental fair value, computed in accordance with FASB ASC Topic 718, for the adjustments made to the exercise prices of certain vested and unvested stock options held by Ms. Daimler in connection with an option repricing event that occurred in August 2022.
(9)	Amount includes $2,558,826, which is the incremental fair value, computed in accordance with FASB ASC Topic 718, for the adjustments made to the exercise prices of certain vested and unvested stock options held by Mr. Beitel in connection with an option repricing event that occurred in August 2022.
2023 Grants of Plan-Based Awards Table
The following table provides information regarding plan-based awards granted to our named executive officers during 2023.

Name	Grant Date	Title of Security	All Other stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Richard N. Barton	03/07/2023	Class C Capital	—		1,087,500	(1)	41.75	25,571,040	(2)
Jeremy Hofmann	03/07/2023	Class C Capital	65,000	(3)	—		—	2,713,750	(2)
	05/19/2023	Class C Capital	—		187,500	(4)	45.39	4,787,888	(2)
	05/19/2023	Class C Capital	62,500	(5)	—		—	2,836,875	(2)
Allen W. Parker	03/07/2023	Class C Capital	95,000	(3)	—		—	3,966,250	(2)
Lloyd D. Frink	03/07/2023	Class C Capital	—		862,500	(1)	41.75	20,280,480	(2)
Susan Daimler	03/07/2023	Class C Capital	47,500	(3)	—		—	1,983,125	(2)
	03/07/2023	Class C Capital	—		142,500	(6)	41.75	3,350,688	(2)
David A. Beitel	03/07/2023	Class C Capital	23,750	(3)	—		—	991,563	(2)
	03/07/2023	Class C Capital	—		213,750	(6)	41.75	5,026,032	(2)
______________

(1)	Represents a stock option award that vests over four years, with 1/16th of the total number of shares subject to the option vesting on May 17, 2023 and an additional 1/16th vesting each three months thereafter until the option is fully vested. Vesting is subject to continued service.
(2)
Amounts reflect aggregate grant date fair value of the stock option awards and restricted stock units granted during 2023, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 14, "Share-Based Awards" to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. For the restricted stock units granted to Messrs. Hofmann, Parker, and Beitel and Ms. Daimler, this value is based on the closing market price of our Class C capital stock on date of grant.

(3)
Represents a restricted stock unit award that vests over three years, with 1/12th of the total number of shares subject to the grant vesting on May 17, 2023, and an additional 1/12th vesting each three months thereafter until the grant is fully vested. Vesting is subject to continued service.

(4)	Represents a stock option award that vests over four years, with 1/16th of the total number of shares subject to the option vesting on August 16, 2023 and an additional 1/16th vesting each three months thereafter until the option is fully vested. Vesting is subject to continued service.

(5)
Represents a restricted stock unit award that vests over four years, with 1/16th of the total number of shares subject to the grant vesting on August 16, 2023, and an additional 1/16th vesting each three months thereafter until the grant is fully vested. Vesting is subject to continued service.

(6)
Represents a stock option award that vests over three years, with 1/12th of the total number of shares subject to the option vesting on May 17, 2023, and an additional 1/12th vesting each three months thereafter until the option is fully vested. Vesting is subject to continued service.

2023 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides certain information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2023.

Name			Option Awards					Stock Awards
	Grant Date	Title of Security	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
			Exercisable (#)	Unexercisable (#)
Richard N. Barton	03/07/2023	Class C Capital	203,906	883,594	(1)	41.75	03/07/2033	—		—
	03/07/2022	Class C Capital	86,250	—		49.57	03/07/2032	—		—
	03/07/2022	Class C Capital	150,937	194,063	(1)	49.57	03/07/2032	—		—
	03/05/2021	Class C Capital	228,064	103,666	(1)	135.16	03/05/2031	—		—
	03/06/2020	Class C Capital	351,562	23,438	(1)	49.35	03/06/2030	—		—
	03/01/2019	Class C Capital	233,718	—		40.36	03/01/2029	—		—
	03/07/2018	Class C Capital	182,100	—		53.95	03/07/2028	—		—
	03/07/2017	Class C Capital	163,980	—		35.16	03/07/2027	—		—
	03/28/2016	Class C Capital	300,000	—		22.41	03/28/2026	—		—
	01/07/2015	Class C Capital	100,000	—		35.48	01/07/2025	—		—
	01/07/2015	Class A Common	50,000	—		30.75	01/07/2025	—		—
Jeremy Hofmann	05/19/2023	Class C Capital	23,437	164,063	(1)	45.39	05/19/2033	—		—
	05/19/2023	Class C Capital	—	—		—	—	54,688	(2)	3,164,248	(3)
	03/07/2023	Class C Capital	—	—		—	—	48,737	(4)	2,819,923	(3)
	08/08/2022	Class C Capital	—	—		—	—	4,680	(5)	270,785	(3)
	03/07/2022	Class C Capital	49,218	63,282	(1)	49.57	03/07/2032	—		—

	11/23/2021	Class C Capital	11,725	11,726	(1)	38.78	(6)	11/23/2031	—		—
	03/05/2021	Class C Capital	53,215	24,190	(1)	38.78	(6)	03/05/2031	—		—
	03/06/2020	Class C Capital	—	—		—		—	782	(2)	45,247	(3)
	09/20/2019	Class C Capital	30,000	—		30.40		09/20/2029	—		—
	03/01/2019	Class C Capital	6,717	—		40.36		03/01/2029	—		—
	12/20/2018	Class C Capital	4,102	—		29.09		12/20/2028	—		—
	11/20/2017	Class C Capital	1,058	—		40.94		11/20/2027	—		—
Allen W. Parker	03/07/2023	Class C Capital	—	—		—		—	71,231	(4)	4,121,426	(3)
	08/08/2022	Class C Capital	—	—		—		—	8,988	(5)	520,046	(3)
	03/07/2022	Class C Capital	—	—		—		—	50,625	(2)	2,929,163	(3)
	03/05/2021	Class C Capital	152,044	69,111	(1)	38.78	(6)	03/05/2031	—		—
	03/06/2020	Class C Capital	210,937	14,063	(1)	49.35		03/06/2030	—		—
	03/01/2019	Class C Capital	280,895	—		40.36		03/01/2029	—		—
	11/28/2018	Class C Capital	374,334	—		35.15		11/28/2028	—		—
Lloyd D. Frink	03/07/2023	Class C Capital	161,718	700,782	(1)	41.75		03/07/2033	—		—
	03/07/2022	Class C Capital	67,500	—		49.57		03/07/2032	—		—
	03/07/2022	Class C Capital	118,125	151,875	(1)	49.57		03/07/2032	—		—
	03/05/2021	Class C Capital	182,452	82,933	(1)	135.16		03/05/2031	—		—
	03/06/2020	Class C Capital	281,250	18,750	(1)	49.35		03/06/2030	—		—
	03/01/2019	Class C Capital	233,718	—		40.36		03/01/2029	—		—
	03/07/2018	Class C Capital	182,100	—		53.95		03/07/2028	—		—
	03/07/2017	Class C Capital	163,980	—		35.16		03/07/2027	—		—
	03/28/2016	Class C Capital	300,000	—		22.41		03/28/2026	—		—
	01/07/2015	Class A Common	50,000	—		30.75		01/07/2025	—		—
	01/07/2015	Class C Capital	100,000	—		35.48		01/07/2025	—		—

Susan Daimler	03/07/2023	Class C Capital	35,653	106,847	(7)	41.75		03/07/2033	—		—
	03/07/2023	Class C Capital	—	—		—		—	35,616	(4)	2,060,742	(3)
	08/08/2022	Class C Capital	—	—		—		—	8,988	(5)	520,046	(3)
	03/07/2022	Class C Capital	118,125	151,875	(1)	49.57		03/07/2032	—		—
	03/05/2021	Class C Capital	152,044	69,111	(1)	38.78	(6)	03/05/2031	—		—
	03/06/2020	Class C Capital	140,625	9,375	(1)	49.35		03/06/2030	—		—
	03/01/2019	Class C Capital	84,269	—		40.36		03/01/2029	—		—
	12/20/2018	Class C Capital	13,125	—		29.09		12/20/2028	—		—
	03/07/2018	Class C Capital	53,722	2,828	(1)	53.95		03/07/2028	—		—
	03/17/2017	Class C Capital	47,806	2,517	(1)	35.16		03/07/2027	—		—
	03/28/2016	Class C Capital	61,253	1,425	(1)	22.41		03/28/2026	—		—
	01/07/2015	Class C Capital	5,746	—		35.48		01/07/2025	—
	01/07/2015	Class A Common	4,250	—		30.75		01/07/2025	—
David A. Beitel	03/07/2023	Class C Capital	53,480	160,270	(7)	41.75		03/07/2033	—		—
	03/07/2023	Class C Capital	—	—		—		—	17,808	(4)	1,030,371	(3)
	08/08/2022	Class C Capital	—	—		—		—	8,988	(5)	520,046	(3)
	03/07/2022	Class C Capital	67,500	—		49.57		03/07/2032	—		—
	03/07/2022	Class C Capital	59,062	75,938	(1)	49.57		03/07/2032	—		—
	03/07/2022	Class C Capital	—	—		—		—	25,313	(2)	1,464,610	(3)
	03/05/2021	Class C Capital	152,044	69,111	(1)	38.78	(6)	03/05/2031	—		—
	03/06/2020	Class C Capital	105,468	7,032	(1)	49.35		03/06/2030	—		—
	03/06/2020	Class C Capital	—	—		—		—	2,344	(2)	135,624	(3)
	03/01/2019	Class C Capital	280,895	—		40.36		03/01/2029	—		—
	03/07/2018	Class C Capital	136,575	—		53.95		03/07/2028	—		—
	03/07/2017	Class C Capital	81,990	—		35.16		03/07/2027	—		—

01/07/2015	Class A Common	4,250	—	30.75	01/07/2025	—	—
01/07/2015	Class C Capital	52,500	—	35.48	01/07/2025	—	—
 _____________

(1)	The stock option award vests over four years, with 1/16th of the total number of shares subject to the option vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/16th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service.
	Grant Date	Initial Vesting Date
	05/19/2023	08/16/2023
	03/07/2023	05/17/2023
	03/07/2022	05/18/2022
	03/05/2021	05/19/2021
	03/06/2020	05/13/2020
	03/01/2019	05/15/2019
	03/07/2018	05/16/2018
	03/07/2017	05/17/2017
	03/28/2016	05/18/2016
(2)	The restricted stock units vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on the initial vesting date that corresponds to the applicable grant date below, and an additional 1/16th vesting approximately each three months thereafter until the restricted stock units are fully vested, subject to continued service.
	Grant Date	Initial Vesting Date
	05/19/2023	08/16/2023
	03/07/2022	05/18/2022
	03/06/2020	05/13/2020
	03/01/2019	05/15/2019
(3)	Based on the closing price of Class C capital stock on December 29, 2023, which was $57.86.
(4)	The restricted stock unit vests over 3 years, with 1/12th of the total number of shares subject to the restricted stock unit vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/12th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service.
	Grant Date	Initial Vesting Date
	03/07/2023	05/17/2023
(5)	The restricted stock unit vests over 2 years, with 1/8th of the total number of shares subject to the restricted stock unit vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/8th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service.
	Grant Date	Initial Vesting Date
	08/08/2022	08/17/2022
(6)	Reflects an adjustment to the exercise price with a stock option repricing event that occurred in August 2022.

(7)	The stock option award vests over 3 years, with 1/12th of the total number of shares subject to the option vesting on the initial vesting date that corresponds to the applicable grant date below and an additional 1/12th vesting approximately each three months thereafter until the option is fully vested. Vesting is subject to continued service.
	Grant Date	Initial Vesting Date
	03/07/2023	05/17/2023
2023 Option Exercises and Stock Vested Table
The following table provides information, on an aggregate basis, about restricted stock units vested by the named executive officers during the fiscal year ended December 31, 2023. None of our named executive officers exercised any stock options during the fiscal year ended December 31, 2023.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard N. Barton
Class C Capital	—	—
Class A Common	—	—
Jeremy Hofmann
Class C Capital	39,683	1,849,058
Class A Common	—	—
Allen W. Parker
Class C Capital	69,870	3,239,253
Class A Common	—	—
Lloyd D. Frink
Class C Capital	—	—
Class A Common	—	—
Susan Daimler
Class C Capital	35,485	1,642,883
Class A Common	—	—
David A. Beitel
Class C Capital	44,543	2,065,485
Class A Common	—	—

______________

(1)	Based on the closing price of Class C capital stock on the market trading day prior to each applicable vesting date.
Potential Payments upon Termination or Change of Control
Our 2020 Plan, 2011 Plan, and Severance Plan entitle our named executive officers to certain benefits upon a change of control or a qualifying termination of employment. These arrangements are described below.
2020 and 2011 Plans. Our 2020 Plan and our 2011 Plan (the "Plans") provide that in the event of a change of control that qualifies as a company transaction (such as a merger and as further defined below), outstanding stock options and other equity awards that vest based on continued employment or service will only become fully vested and immediately exercisable to the extent they are not converted, assumed, substituted for, or replaced by the surviving or successor company (including a parent company thereof). In the event of a change of control that is not a company transaction (such as a change in a majority of our Board), all equity awards granted under the Plans will become fully vested and immediately exercisable. The Plans generally define “change of control” as the occurrence of any of the following events:
•an acquisition by a person or entity of beneficial ownership of more than 50% of the combined voting power of our outstanding voting securities (generally excluding any acquisition directly from Zillow Group, any acquisition by Zillow Group, any acquisition by an employee benefit plan of Zillow Group or a related company, any acquisition by holders of our Class B common stock as of July 19, 2011, provided such holder then beneficially owns no less than 25% of our outstanding voting securities, or an acquisition pursuant to certain related party transactions);
•a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (excluding directors whose election, or nomination for election, was approved by a majority of the Incumbent Board); or
•the consummation of a company transaction, which is generally defined as a merger or consolidation, a statutory share exchange or a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, unless (a) after such transaction the beneficial owners of outstanding voting securities immediately prior to the transaction retain at least 50% of the combined voting power of such securities of the company resulting from the transaction, (b) no entity beneficially owns more than 50% of the combined voting power of the company resulting from such transaction, and (c) the individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the company resulting from such transaction.
Employment and Separation Agreements. Mr. Parker previously had an employment agreement with us that terminated in connection with the effectiveness of the Parker Departure Agreement.
Severance Plan. The Severance Plan provides for the payment of severance and other benefits to eligible U.S. employees, including the named executive officers, in the event of a termination of employment by Zillow Group or a wholly-owned subsidiary (other than for death, disability, or cause) or by the employee for good reason (each an “Involuntary Termination,” with the terms “disability,” “cause,” and “good reason” as defined in the Severance Plan). As a condition to receiving any severance payments or benefits, eligible employees must execute, and not revoke, a general release and waiver of claims against us in a form satisfactory to us and must continue to comply with the terms of their Confidentiality Agreement.
A description of the severance payments and benefits under the Severance Plan are described above in the section titled “Compensation Discussion and Analysis - Elements of Executive Compensation - Executive Severance Plan.”
For purposes of the Severance Plan, “change of control” has the meaning set forth above for the Plans. “Cause” generally means one or more of the following by the executive officers:
•willful misconduct, insubordination, or dishonesty in the performance of duties or a knowing and material violation of our or, as applicable, a successor employer’s policies and procedures that results in a material adverse effect on us or a successor employer (which includes a parent thereof);
•continued failure to satisfactorily perform duties after receipt of written notice from us;
•willful actions in bad faith or intentional failures to act in good faith that materially impair our or a successor employer’s business, goodwill, or reputation;
•conviction of a felony or misdemeanor, conduct that we reasonably believe violates any statute, rule, or regulation governing us, or conduct that we reasonably believe constitutes unethical practices, dishonesty, or disloyalty and that results in a material adverse effect on us or a successor employer;
•current use of illegal substances; or
•any material violation of any employment agreement or our Confidentiality Agreement (or similar agreement to which the executive officer is a party).

The Severance Plan generally defines “good reason” as one or more of the following conditions without the executive officer’s express, written consent, provided that the executive officer provides timely notice of such condition to us and we have the opportunity to cure such condition prior to the executive officer’s termination of employment:
•a material reduction in authority, duties, or responsibilities;
•a material reduction in annual salary (except for a reduction in connection with a general reduction in annual salary for all executive officers by an average percentage that is not less than the percentage reduction of the executive officer’s annual salary);
•a material breach of any employment agreement (or offer letter) by us or a successor employer; or
•relocation of more than 50 miles from the executive officer’s then current place of residence in order to continue to perform the duties and responsibilities of the position (not including customary travel as may be required by the nature of the position).
Potential Payments Upon Termination or Change of Control Table
The following table shows the estimated value of payments and benefits upon termination of employment or a change of control that would have accrued to the named executive officers, based on the Severance Plan, if (i) their employment was terminated without cause or they terminated employment for good reason, (ii) we completed a change of control or a company transaction, as applicable, in which outstanding equity awards were not assumed or substituted by the surviving or successor company (or a parent company thereof), or (iii) their employment was terminated without cause or by the named executive officers for good reason in connection with or following a change of control in which stock options were assumed or substituted.
The amounts in the table assume that the termination of employment, change of control, or company transaction was effective as of December 31, 2023. The amounts are estimates of the incremental amounts that would have accrued as of December 31, 2023, in the foregoing circumstances. The actual amounts can only be determined at the time of an actual termination of employment, change of control, or company transaction.
Information is also provided below regarding amounts received by Mr. Parker in connection with his departure as Chief Financial Officer in May 2023.

Name	Benefit		Termination Without Cause or for Good Reason ($)		Full Acceleration of Equity Awards in a Change of Control/No Assumption or Substitution in a Company Transaction ($)	Termination Without Cause or for Good Reason in Connection with a Change of Control or Company Transaction ($)
Richard N. Barton	Cash Severance	(1)	388,770		—	388,770
	Stock Option Acceleration	(2)	5,294,376	(4)	16,042,939	16,042,939
	COBRA Benefit	(3)	22,970		—	22,970
	Total		5,706,116		16,042,939	16,454,679
Jeremy Hofmann	Cash Severance	(1)	300,000		—	300,000
	Stock Option Acceleration	(2)	1,298,790	(4)	3,255,751	3,255,751
	RSU Acceleration	(2)	2,474,325	(4)	6,300,202	6,300,202
	COBRA Benefit	(3)	22,883		—	22,883
	Total		4,095,998		9,555,953	9,878,836
Allen W. Parker	Cash Severance	(5)	—		—	—
	Stock Option Acceleration	(5)	—		—	—
	RSU Acceleration	(5)	—		—	—
	COBRA Benefit	(5)	—		—	—
	Total		—		—	—
Lloyd D. Frink	Cash Severance	(1)	374,688		—	374,688
	Stock Option Acceleration	(2)	4,192,856	(4)	12,708,204	12,708,204
	COBRA Benefit	(3)	17,546		—	17,546
	Total		4,585,090		12,708,204	13,100,438
Susan Daimler	Cash Severance	(1)	315,217		—	315,217
	Stock Option Acceleration	(2)	2,578,573	(4)	4,497,478	4,497,478
	RSU Acceleration	(2)	1,436,606	(4)	2,580,787	2,580,787
	COBRA Benefit	(3)	17,494		—	17,494
	Total		4,347,890		7,078,265	7,410,976
David A. Beitel	Cash Severance	(1)	357,530		—	357,530
	Stock Option Acceleration	(2)	2,542,926	(4)	4,589,956	4,589,956
	RSU Acceleration	(2)	1,764,846	(4)	3,150,651	3,150,651
	COBRA Benefit	(3)	22,843		—	22,843
	Total		4,688,145		7,740,607	8,120,980

_____________

(1)	Amount reflects cash severance of six months’ salary based on the executive officer’s base salary as of December 31, 2023.
(2)
Calculated by multiplying the number of shares of Class A common stock subject to acceleration by 56.72 and the number of shares of Class C capital stock subject to acceleration by 57.86 (the closing prices of our Class A common stock and Class C capital stock, respectively, as of December 29, 2023) less, for options, the applicable per share option exercise prices.

(3)	Amount reflects the estimated value of COBRA or benefits continuation coverage, as applicable, for six months, including the applicable estimated tax gross up.
(4)	Amount reflects the value of 12 months’ accelerated vesting of unvested stock options or restricted stock unit awards, as applicable.

(5)
Mr. Parker ceased being our Chief Financial Officer in May 2023 and ceased employment effective February 15, 2024. Pursuant to the Parker Departure Agreement, following the termination of employment, Mr. Parker received the following payments and benefits: (i) severance payments in the total amount of $357,657, equal to six months of his base salary; (ii) cash payments totaling $25,436 meant to approximate the value of COBRA continuation coverage through August 2024, including the applicable tax gross up; (iii) accelerated vesting of outstanding equity grants by an additional 12 months as of February 15, 2024, the intrinsic value of which is $4,456,224, calculated by multiplying the number of shares of Class C capital stock subject to acceleration by $57.92 (the closing price of our Class C capital stock as of February 15, 2024) less the applicable per share option exercise price; and (iv) an extension of time to exercise vested outstanding stock options.

All “Total” amounts above assume full payment of the amounts due, with no reduction for any amounts that may constitute excess parachute payments under Code Section 280G.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs over the current and certain past years. The amounts set forth below under the headings "Compensation Actually Paid to PEO" and "Average Compensation Actually Paid to Non-PEO NEOs" have been calculated in a manner consistent with Item 402(v) of Regulation S-K. For purposes of this section, "Principal Executive Officer" or "PEO" refers to our Chief Executive Officer (CEO), Richard N. Barton. Non-PEO NEOs refers to our other NEOs as described in the footnotes below.

The following table sets forth additional compensation information of our PEO and our other NEOs along with total shareholder return and net income (loss) for the fiscal years 2020, 2021, 2022, and 2023. Neither the Board nor the compensation committee considers any specific financial measures in making compensation decisions for our NEOs, so we have not included a column regarding a "Company Selected Measure."

Year	(b) Summary Compensation Table Total for Principal Executive Officer (PEO) ($) (1)	(c) Compensation Actually Paid to PEO ($) (2)(3)	(d) Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)(5)	(e) Average Compensation Actually Paid to Non-PEO NEOs ($) (2)(3)(4)(5)	Value of Initial Fixed $100 Investment Based On:		(h) Net Income (Loss) ($ millions) (8)
					(f) Total Shareholder Return ($) (6)	(g) Peer Group Total Shareholder Return ($) (7)
2023	26,362,827	47,405,181	9,869,903	19,430,451	Class A 124.01	118.93	(158)
					Class C 125.95
2022	11,503,768	(324,269)	12,196,488	2,765,576	Class A 68.23	81.50	(101)
					Class C 70.11
2021	20,955,934	(9,747,493)	15,422,854	(10,187,600)	Class A 136.03	134.41	(528)
					Class C 138.99
2020	8,446,226	51,199,138	5,826,880	39,450,529	Class A 297.20	137.32	(162)
					Class C 282.54
______________

(1)	Reflects compensation amounts reported in the Summary Compensation Table for our CEO, Richard N. Barton, for the respective years shown.
(2)	"Compensation Actually Paid" to our PEO and other NEOs in each of 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in column (b) of the table above, adjusted as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our compensation committee in regards to the compensation for the CEO and each other NEO for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the above table. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO's and Non-PEO NEOs' total compensation for each year to determine the compensation actually paid.

Year	Summary Compensation Table Total ($)	Less: Stock Awards and Option Awards from Summary Compensation Table ($)	Add: Year-End Fair Value of Equity Awards Granted in the Year that are Unvested and Outstanding as of the End of the Year ($)	Add: Year-over-Year Change in Fair Value of Awards Granted in Prior Years that are Unvested and Outstanding as of the End of the Year ($)	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($) (4)	Add: Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Compensation Actually Paid ($)
PEO
2023	26,362,827	25,571,040	32,815,035	5,508,380	5,561,845	2,728,134	47,405,181
2022	11,503,768	10,778,438	4,733,279	(5,500,274)	2,515,450	(2,798,054)	(324,269)
2021	20,955,934	20,065,784	5,963,795	(16,703,442)	2,234,898	(2,132,894)	(9,747,493)
2020	8,446,226	7,798,200	28,531,467	15,539,629	3,201,083	3,278,933	51,199,138
Average Non-PEO NEOs
2023	9,869,903	9,187,330	11,012,126	3,699,355	2,096,974	1,939,423	19,430,451
2022	12,196,488	11,536,103	4,253,259	(2,595,368)	2,815,962	(2,368,662)	2,765,576
2021	15,422,854	14,714,989	4,373,482	(14,647,449)	1,638,923	(2,260,421)	(10,187,600)
2020	5,826,880	5,162,423	17,339,223	16,715,713	1,961,993	2,769,143	39,450,529

(3)
Stock option grant date fair values are calculated based on the Black-Scholes-Merton option pricing model as of the date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., the expected term and volatility) as of the measurement date. Time-vested restricted stock unit grant date fair values are calculated using the stock price as of the grant date. Adjustments have been made using the stock price as of year end and as of each date of vest.

(4)	The 2022 amounts in the table include the impact of a true-up of the value of already vested and outstanding stock options due to a reprice of the options effectuated by the Company on August 8, 2022.
(5)
The following non-PEO named executive officers are included in the average figures shown:
2023: Jeremy Hofmann, Allen W. Parker, Lloyd D. Frink, Susan Daimler, David A. Beitel
2022: Allen W. Parker, Jeremy Wacksman, Susan Daimler, David A. Beitel
2021: Allen W. Parker, Lloyd D. Frink, Jeremy Wacksman, David A. Beitel
2020: Allen W. Parker, Lloyd D. Frink, Jeremy Wacksman, David A. Beitel, Dawn Lyon

(6)	For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Zillow Group, Inc.'s Class A common stock and Class C capital stock for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, as reported in the Company's Annual Report on Form 10-K for each respective period.
(7)
For the relevant fiscal year, represents the cumulative TSR of the RDG Internet Composite Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively. The comparison assumes $100 was invested for the period starting December 31, 2019, through December 31 of the applicable fiscal year in each of the Company’s Class A common stock and Class C capital stock and the Peer Group TSR. The historical stock price performance of our Class A common stock and Class C capital stock shown is not necessarily indicative of future stock price performance.

(8)	Reflects "Net Income (Loss)" in the Company's Consolidated Statements of Operations included in the Company's Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
Most Important Measures
Neither the Board nor the compensation committee considers any other financial or non-financial measures in determining compensation for our NEOs.
Relationship Between Pay and Performance
The Company's chosen peer group for purposes of demonstrating the relationship between certain metrics and "compensation actually paid" is the same group as that used for purposes of the Company's Annual Report disclosed on Form 10-K. Below are graphs showing the relationship of

"compensation actually paid" to our PEO and other NEOs in 2020, 2021, 2022 and 2023 to (a) TSR of both Zillow Group, Inc. and the RDG Internet Composite Index and (b) Zillow Group, Inc.'s net income (loss).

COMPENSATION ACTUALLY PAID VERSUS SHAREHOLDER RETURN

$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$350
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
PEO Compensation Actually Paid
NEO Compensation Actually Paid
Zillow Group, Inc. Class A
Zillow Group, Inc. Class C
RDG Internet Composite

COMPENSATION ACTUALLY PAID VERSUS NET INCOME (LOSS)
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$-
$(100,000,000)
$(200,000,000)
$(300,000,000)
$(400,000,000)
$(500,000,000)
$(600,000,000)
2020
2021
2022
2023
PEO Compensation Actually Paid
NEO Compensation Actually Paid
Net Income (Loss)

All information provided above under the “Pay Versus Performance Table” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

2023 PAY RATIO

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees other than our Chief Executive Officer (our "CEO"), the annual total compensation of our CEO, and the ratio of these two amounts.
We determined that, as of December 31, 2023, our total employee population consisted of 6,262 individuals, which includes all full-time and part-time employees excluding our CEO. We determined our employee population for purposes of calculating the pay ratio by excluding all non-U.S. employees, all of whom are located in Australia, Canada, Mexico, and Serbia, and those employed by companies that we acquired in 2023. As of December 31, 2023, one employee was located in Australia, 50 employees were located in Canada, 46 employees were located in Mexico, and 145 employees were located in Serbia, which together constituted approximately 3.9% of our total employee population. In addition, we excluded the approximately 3% of our total employee population as of December, 31, 2023, that joined Zillow Group in 2023 as a result of the acquisitions of Aryeo, Spruce, and Follow Up Boss, including 188 employees located in the United States and one employee located in Australia.
After excluding these employees and our CEO, we determined the median employee for 2023 from an employee population of 5,832, based on a comparison of (i) total cash compensation as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 for 2023, (ii) aggregate grant date fair value of option awards and restricted stock units granted in 2023, computed in accordance with FASB ASC Topic 718, and (iii) matching Company contributions under the Zillow Group 401(k) Plan. We did not annualize compensation of employees who were hired during 2023 or make any cost-of-living adjustments in identifying the median employee.
For purposes of this pay ratio, both the CEO's and the median employee's annual total compensation were calculated in accordance with the requirements of the Summary Compensation Table. As a result, for 2023, the annual total compensation of our median employee was $182,082 and the annual total compensation of our CEO, based on the methodology described above, was $26,362,827. Based on this information, for 2023, the estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 145 to 1.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC’s rules for identifying the median employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions. Therefore, our pay ratio disclosure may not be comparable to that reported by other companies, as other companies not only have different employee populations and compensation practices, but also may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions to which we were a party during our last fiscal year or which are currently proposed, and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Indemnification of Officers and Directors
We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements they may be required to pay in actions or proceedings to which they are or may be made a party by reason of their position as a director, officer, or other agent of Zillow Group, and otherwise to the fullest extent permitted under Washington law and our Bylaws.
Aircraft Charter Agreements
On April 3, 2019, the Company and Executive Jet Management, Inc. (“EJM”) entered into a Charter Service Agreement, as may be amended from time to time (“Charter Agreement #1”) for the occasional use by the Company of an aircraft owned by an entity that is owned by Lloyd D. Frink. Under Charter Agreement #1, the Company may charter the aircraft through EJM for business travel at a pre-determined rate per flight hour, which is currently set at $14,650 per flight hour, plus certain additional costs. The rate per flight hour increased from $6,400 to $14,650 per flight hour based on changes to current market rates. As the aircraft owner, Mr. Frink receives substantially all of the charter fees we pay to EJM, net of any fees retained by EJM and related aircraft operating expenses. In addition, the Company entered into an Aircraft Time Sharing Agreement with Mr. Frink on October 3, 2022, as may be amended from time to time ("Time Sharing Agreement #1") for a similar purpose, pursuant to which the Company may lease the aircraft for business travel and pay certain time-sharing costs. Charter Agreement #1 and Time Sharing Agreement #1 were each approved in accordance with our Related Person Transaction Policy. We recognized an aggregate amount of $346,131 in business travel expenses pursuant to Charter Agreement #1 and no business travel expenses pursuant to Time Sharing Agreement #1 for the year ended December 31, 2023.
On March 2, 2020, the Company and EJM entered into a Charter Service Agreement, as may be amended from time to time ("Charter Agreement #2") for the occasional use by the Company of an aircraft owned by an entity that is owned by Richard N. Barton. Under Charter Agreement #2, the Company may charter the aircraft through EJM for business travel at a pre-determined rate per flight hour, which is currently set at $14,650 per flight hour, plus certain additional costs. The rate per flight hour increased from $6,400 to $14,650 per flight hour based on changes to current market rates. As the aircraft owner, Mr. Barton receives substantially all of the charter fees we pay to EJM, net of any fees retained by EJM and related aircraft operating expenses. In addition, the Company entered into an Aircraft Time Sharing Agreement with Mr. Barton on December 14, 2022, as may be amended from time to time ("Time Sharing Agreement #2") for a similar purpose, pursuant to which the Company may lease the aircraft for business travel and pay certain time-sharing costs. Charter Agreement #2 and Time Sharing Agreement #2 were each approved in accordance with our Related Person Transaction Policy. We recognized an aggregate amount of $132,269 in business travel expenses pursuant to Charter Agreement #2 and no business travel expenses pursuant to Time Sharing Agreement #2 for the year ended December 31, 2023.

Employment of Executive Officer’s Family Members
On February 19, 2021, Susan Daimler became an executive officer of the Company in connection with her appointment as President of Zillow. Ms. Daimler’s spouse is a non-executive officer of the Company who serves as Senior Vice President, Product, reporting to Jeremy Wacksman, our Chief Operating Officer, and was employed by the Company during 2023. In 2023, Ms. Daimler's spouse received $4,146,646, comprised of $497,195 in base salary and $3,649,451 in aggregate grant date fair value of equity compensation (computed in accordance with FASB ASC Topic 718). Such equity compensation included a stock option award to acquire 97,000 shares of Class C capital stock and a grant of Class C capital restricted stock unit awards.
From November 16, 2018, through May 18, 2023, Allen W. Parker served as an executive officer of the Company in the position of Chief Financial Officer of Zillow Group, Inc. Beginning January 17, 2023, Mr. Parker's son is a non-executive officer of the Company who serves as a software development engineer within our engineering organization. In connection with his employment during 2023, Mr. Parker's son received $418,253, comprised of $121,875 in base salary, a portion of a sign-on bonus in the amount of $15,000 and $281,378 in aggregate grant date fair value of equity compensation (computed in accordance with FASB ASC Topic 718). Such equity compensation included a stock option award to acquire 10,887 shares of Class C capital stock.
Other than as described above in this section, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, all of our directors and executive officers and all of our beneficial owners of more than 5% of our Class A common stock, Class B common stock, or other voting securities are expected to disclose to our General Counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The audit committee is authorized to administer the policy, and may amend, modify, and interpret the policy. A related person transaction generally is defined under the policy as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.
Any potential related person transaction reported to or otherwise made known to the General Counsel will be reviewed under the policy according to the following procedures:
•If the General Counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.
•If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the General Counsel will submit the transaction to the chairperson of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chairperson and General Counsel to wait for the next audit committee meeting to review the transaction. The chairperson is not authorized to review a related person transaction in which the chairperson is involved.
•If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the General Counsel or the chairperson, as applicable, at a special meeting of the audit committee called for this purpose or in a written consent submitted to the committee in accordance with Zillow Group’s Amended and Restated Bylaws.
•If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chairperson), the involved member shall recuse themselves from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.

When determining whether to approve or ratify a related person transaction, the chairperson of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:
•the extent of the related person’s interest in the transaction;
•whether the terms are comparable to those generally available in arm’s-length transactions; and
•whether the related person transaction is consistent with the best interests of the Company.
If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).
If any related person transaction is not approved or ratified, the audit committee may take such action as it may deem necessary or desirable in the best interests of the Company.

General Information Concerning the Proxy Statement, Proxies, and Voting at the Annual Meeting
Questions About Materials

What information is included in this Proxy Statement?
The information in this Proxy Statement relates to the management proposals expected to be voted on at our 2024 Annual Meeting of Shareholders (the "Annual Meeting"), the voting process, our Board and Board committees, the compensation of Zillow Group directors and certain executive officers for 2023, and other information.

Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Zillow Group of proxies to be voted at our Annual Meeting and at any adjournment or postponement of the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we sent a Notice of Internet Availability of Proxy Materials on or about April 16, 2024, and provided access to our proxy materials online beginning on or before that date, to the holders of record and beneficial owners of our Class A and Class B common stock as of the close of business on March 25, 2024 (the “Record Date”). Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). Holders of our Class C capital stock are not entitled to vote their shares of Class C capital stock at or attend the Annual Meeting. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.
The Annual Meeting will be held on June 3, 2024, at 2:00 p.m. (Pacific Time) in a virtual-only format at meetnow.global/MSKHX4L.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A and Class B common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A and Class B common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the circulation of proxy materials.

Who will pay for the cost of this proxy solicitation?
Zillow Group will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers, and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person, or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks, or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Zillow Group Class A or Class B common stock and to request authority for the exercise of proxies. In such cases, Zillow Group, upon the request of the brokers, trusts, banks, and other shareholder nominees, may reimburse such holders for their reasonable expenses.
Questions About Voting
Who is entitled to vote?
Holders of our Class A and Class B common stock as of the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 55,205,739 shares of Class A common stock and 6,217,447 shares of Class B common stock outstanding and entitled to vote. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation).
Holders of our Class C capital stock are not entitled to notice of, to attend, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

How many votes do I have?
On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our Amended and Restated Articles of Incorporation). If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most shareholders hold their shares through a broker, trust, bank, or other nominee rather than directly in their own names.
If on March 25, 2024, your shares of Class A or Class B common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote online during or in advance of the Annual Meeting, as applicable, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote online, by telephone, or by filling out and returning a proxy card to ensure your vote is counted.
If on March 25, 2024, your shares of Class A or Class B common stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares of Class A and Class B common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not attend the Annual Meeting or vote your shares online at the Annual Meeting, as applicable, unless you request and obtain a valid proxy card from your broker or other agent and follow the other instructions included below.

What am I voting on?
We are asking you to vote on the following matters in connection with the Annual Meeting:
1.    The election of four directors nominated by our Board to serve until the 2027 Annual Meeting of Shareholders;
2.    Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.     To approve, on an advisory basis, the compensation of our named executive officers.
We will also consider any other business that may properly come before the Annual Meeting.

How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal No. 2 and Proposal No. 3, you may vote “For” or “Against” or abstain from voting.
☑ Vote by Internet. Shareholders of record may submit proxies online by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions form provided by their brokers, trustees, banks, or other nominees. Please check your voting instruction form for internet voting availability.
☑ Vote by Telephone. Shareholders of record may submit proxies using any touch-tone telephone from within the United States, US territories, and Canada by calling toll free 1-800-652-VOTE (8683) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.
☑ Vote by Mail. Shareholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing, and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.
If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions and ‘broker non-votes’ affect the proposals?” for information regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.
☑ Vote Online at the Annual Meeting. All shareholders of Class A or Class B common stock as of the close of business on the Record Date can vote at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shareholders of record may vote online during the Annual Meeting by visiting meetnow.global/MSKHX4L and following the instructions found on your proxy card. If you are a beneficial owner, and would like to attend the Annual Meeting online, we recommend that you register in advance with Computershare by following the instructions below. Even if you plan to attend the Annual Meeting, we recommend that you also vote in advance either by telephone, internet, or mail so your vote will be counted if you decide not to attend.

What are the voting requirements to elect directors and approve the other proposals described in this Proxy Statement?
With respect to Proposal No. 1, the four directors receiving the largest number of votes will be elected. With respect to Proposal No. 2 and Proposal No. 3, the number of votes cast in favor of each proposal must exceed the number of votes cast against such proposal in order for such proposal to be approved.

What are “broker non-votes” and how do abstentions and “broker non-votes” affect the proposals?
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. We believe that Proposal No. 1 and Proposal No. 3 will be considered “non-routine” and that Proposal No. 2 will be considered “routine.” Accordingly, if your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposal No. 1 or Proposal No. 3, we expect that the broker may not exercise discretion to vote on those proposals. With respect to Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024, we expect that the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.
Abstentions and broker non-votes are not counted as votes in favor of or against any proposal.

Can I change my vote or revoke my proxy?
Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (b) submitting a later-dated proxy relating to the same shares by mail, telephone, or the internet prior to the vote at the Annual Meeting, and (c) by voting online during the Annual Meeting. Shareholders of record may send a written notice or request for a new proxy card via regular mail to Zillow Group, Inc., c/o Computershare, P.O. Box 43006, Providence, RI 02940-3006 or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to request to receive an electronic copy or printed set of the proxy materials, including a new proxy card, or submit a new proxy by telephone or via the internet. Shareholders of record may also request a new proxy card by calling (866) 411-1103 or, if outside the United States, (201) 680-6578.
If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank, or other nominee.

When will Zillow Group announce the results of the voting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Questions About the Meeting
What are the requirements for admission to the Annual Meeting?
Only holders of our Class A and Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting.
To be admitted to the Annual Meeting at meetnow.global/MSKHX4L, you must enter the control number found on your proxy card, voting instruction form or notice. If you hold your shares through an intermediary, such as a broker, trust, bank, or other nominee, and do not have a control number, you must register in advance to attend the Annual Meeting by submitting proof of your proxy power (legal proxy) reflecting your holdings in Zillow Group, Inc. along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 31, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:
•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, Zillow Group, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001
You may participate in and vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, should you need it, you may call Local 1-888-724-2416 or International +1 781-575-2748.

What constitutes a quorum at the Annual Meeting?
Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the total voting power of Zillow Group’s Class A and Class B common stock constitutes a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Additional Information
Code of Conduct and Code of Ethics
Our Board has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and controller, and persons performing similar functions, and a Code of Conduct that applies to all of our directors, officers, and employees. A copy of each is available on the Investor Relations section of our website at https://investors.zillowgroup.com/investors/governance/governance-documents/default.aspx. Substantive amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of our website.

List of Shareholders of Record
In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose relevant to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 1301 Second Avenue, Floor 36, Seattle, Washington 98101. If you would like to view the shareholder list, please contact Investor Relations in advance at ir@zillowgroup.com. This list will also be available during the entire time of the Annual Meeting on the virtual meeting website.
Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting
To be considered for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2025 Annual Meeting of Shareholders satisfying the conditions of Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 17, 2024.
For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2025 Annual Meeting of Shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. For director nominations, shareholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our Bylaws.
To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of our 2024 Annual Meeting of Shareholders. Accordingly, any such shareholder proposal must be received between February 3, 2025, and the close of business on March 5, 2025. Copies of the pertinent Bylaw provisions are available on request to the following address: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 36, Seattle, Washington 98101 or via email at corporatelegal@zillowgroup.com.
For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive,

provided that (a) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement. Furthermore, if our 2025 Annual Meeting of Shareholders is not held between May 4, 2025, and August 12, 2025, then you must submit your proposal (or director nomination) not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company's director nominees in accordance with Rule 14a-19 under the Exchange Act must provide notice to the Corporate Secretary at the address above no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than April 7, 2025, for the 2025 Annual Meeting of Shareholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.
Shareholder Communications with the Board of Directors
Shareholders may contact our Board as a group or any individual director about the Board or corporate governance by sending written correspondence to the following address: Board of Directors - Zillow Group, Inc., Attn: Corporate Secretary, 1301 Second Avenue, Floor 36, Seattle, Washington 98101 or by email at corporatelegal@zillowgroup.com. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the Board, corporate governance matters, or are unduly hostile, threatening, potentially illegal, or similarly unsuitable will not be forwarded. During 2023, we engaged in discussions with shareholders, as requested, on approximately ten occasions concerning governance matters of shared interest.

Internet Voting
Zillow Group is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

Zillow Group, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/ZG** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/ZG

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 AND 3.

+

The Board of Directors recommends you vote FOR all nominees.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Erik Blachford	☐	☐	☐
02 - J. William Gurley	☐	☐	☐
03 - Gordon Stephenson	☐	☐	☐
04 - Claire Cormier Thielke	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

1 U P X

+

03YXSA

The 2024 Annual Meeting of Shareholders of Zillow Group, Inc. will be held on Monday, June 3, 2024 at 2:00 pm (Pacific Time), virtually via the Internet at meetnow.global/MSKHX4L.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZG

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

PROXY
ZILLOW GROUP, INC.
2024 ANNUAL MEETING OF SHAREHOLDERS - JUNE 3, 2024
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Richard N. Barton and Bradley D. Owens, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on March 25, 2024, at the 2024 Annual Meeting of Shareholders of Zillow Group, Inc. to be held virtually at meetnow.global/MSKHX4L on June 3, 2024 at 2:00 p.m. Pacific Time and any and all postponements, continuations, or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

(Continued and to be marked, dated, and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

Zillow Group, Inc.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 AND 3.

+

The Board of Directors recommends you vote FOR all nominees.

1. Election of Directors:

	For	Against	Abstain
01 - Erik Blachford	☐	☐	☐
02 - J. William Gurley	☐	☐	☐
03 - Gordon Stephenson	☐	☐	☐
04 - Claire Cormier Thielke	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD

1 U P X +

03YXTA

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

PROXY
ZILLOW GROUP, INC.
2024 ANNUAL MEETING OF SHAREHOLDERS - JUNE 3, 2024
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Richard N. Barton and Bradley D. Owens, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on March 25, 2024, at the 2024 Annual Meeting of Shareholders of Zillow Group, Inc. to be held virtually at meetnow.global/MSKHX4L on June 3, 2024 at 2:00 p.m. Pacific Time and any and all postponements, continuations, or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

(Continued and to be marked, dated, and signed, on the other side)